Exhibit 10.35

COPLEY PLACE

BOSTON, MASSACHUSETTS

OFFICE LEASE

to

INVESTORS BANK & TRUST COMPANY

FROM THE OFFICE OF:

Goulston & Storrs, P.C.

400 Atlantic Avenue

Boston, Massachusetts 02110-3333

OFFICE LEASE

COPLEY PLACE

BOSTON, MASSACHUSETTS

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15.	NONWAIVER		36

16.	CONDEMNATION		36

17.	ASSIGNMENT AND SUBLETTING		37

18.	SURRENDER OF POSSESSION		39

19.	HOLDING OVER		40

20.	ESTOPPEL CERTIFICATE		41

21.	SUBORDINATION		42

22.	CERTAIN RIGHTS RESERVED BY LANDLORD		44

23.	RULES AND REGULATIONS		46

24.	LANDLORD’S REMEDIES		47

25.	EXPENSES OF ENFORCEMENT		51

26.	COVENANT OF QUIET ENJOYMENT		51

27.	INTENTIONALLY OMITTED		51

28.	REAL ESTATE BROKER		51

29.	UNDERLYING LEASES		52

30.	NOTICE TO MORTGAGEE AND GROUND LESSOR		53

31.	ASSIGNMENT OF RENTS		53

32.	PERSONAL PROPERTY TAXES		55

33.	MISCELLANEOUS		55
	A.	Rights Cumulative	55
	B.	Interest	55
	C.	Terms	55
	D.	Binding Effect	55
	E.	Lease Contains All Terms	56
	F.	Delivery for Examination	56
	G.	No Air Rights	56
	H.	Kitchen Equipment	56
	I.	Intentionally Omitted	56
	J.	Transfer of Landlord’s Interest	56
	K.	Landlord’s Title	57
	L.	Prohibition Against Recording	57
	M.	Captions	57
	N.	Covenants and Conditions	57
	O.	Only Landlord/Tenant Relationship	57
	P.	Application of Payments	58

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	Q.	Definition of Landlord	58
	R.	Time of Essence	58
	S.	Governing Law	58
	T.	Partial Invalidity	58
	U.	Size of Premises	58

34.	NOTICES		58

35.	LIMITATION ON LANDLORD’S LIABILITY		60

36.	LANDLORD’S DESIGNATED AGENT		60

37.	PARKING		61

38.	SIGNAGE		61

39.	CONSTRUCTION ALLOWANCE		61

40.	EXTENSION OPTION		62

41.	EXPANSION OPTION; RIGHT OF FIRST OFFER		64

42.	SATELLITE DISH; GENERATOR		71

43.	COMPETITIVE USES		72

	Exhibit A-1	Plan of Area A
	Exhibit A-2	Plan of Area B
	Exhibit B	Work Letter
	Exhibit C	Rules and Regulations
	Exhibit D	Cleaning Specifications
	Exhibit E	Expansion Space

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OFFICE LEASE

COPLEY PLACE

BOSTON, MASSACHUSETTS

THIS INSTRUMENT is an Agreement of Lease in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in the Office Section of Copley Place (hereinafter referred to as the “Office Section”) located at 100 Huntington Avenue, Boston, Suffolk County, Massachusetts (the project known as Copley Place, including without limitation the hotel portions thereof, plazas, pedestrian bridges, service areas and all other common areas, together with all present and future easements, additions, improvements, air rights and other rights appurtenant thereto, is hereinafter referred to as the “Property”), subject to the covenants, terms, provisions and conditions of this Lease. The “Office Section” means that portion of the building (the “Building”) located at the aforesaid address consisting of seven (7) levels of office area containing approximately 845,000 square feet of rentable floor area. The Building also contains retail shopping, restaurant, parking and other facilities, which are not included within the Office Section. The Building does not, however, include the hotel or residential portions of the Property or the pedestrian bridges.

In consideration thereof, Landlord and Tenant covenant and agree as follows:

1.             BASIC DATA.

The following sets forth basic data and, where appropriate, constitutes definitions of the terms hereinafter listed.

Date:	August 2, 1999

Landlord:	COPLEY PLACE ASSOCIATES, LLC,
a Delaware limited liability company

Present Mailing Address of Landlord:	c/o Overseas Management, Inc.
Two Copley Place, Suite 100
Boston, Massachusetts 02116-6502

Tenant:	INVESTORS BANK & TRUST COMPANY,
a Massachusetts trust company

Present Mailing Address of Tenant:	John Hancock Tower
200 Clarendon Street
Boston, Massachusetts 02116

Area A Commencement Date:	Subject to Paragraph 3 hereof, January 1, 2000.

Area B Commencement Date:	Subject to Paragraph 3 hereof, January 1, 2000.

Area A Rent	Ninety (90) days after the Commencement Date:
Area A Commencement Date.

Area B Rent	Ninety (90) days after the Commencement Date:
Area B Commencement Date.

Termination Date:	October 30, 2007, unless sooner terminated as provided in this Lease.

Base Rent:	Replaced per 2nd Amendment

Base Year:	Replaced in 2nd Amendment

Base Year Operating Expenses:	Replaced in 2nd Amendment

Tenant’s Proportionate Share:	Replaced per 2nd Amendment

Use:	General office purposes.

Premises:	Replaced per 2nd Amendment

Common Areas:

Those portions of the Property not leased to any tenant, but for the benefit of the Property and its tenants, such as landscaped areas, malls, pedestrian walkways, escalators, elevators, stairwells and bridges, restrooms, service areas and the like.

Guarantor of Tenant’s Obligations:	None.

Security Deposit:	None.

Broker:	CB Richard Ellis-N.E. Partners, L.P. doing business in Massachusetts as CB Richard Ellis-N.E. Partners Limited Partnership and Insignia/ESG, Incorporated.

2.             HABENDUM; TERM.

To have and to hold the Premises for the term commencing on the Area A Commencement Date and ending on the Termination Date, and the right to use the Common Areas during such term in common with others entitled thereto. The Term of this Lease (hereinafter referred to as the “Term”) shall commence on the Area A Commencement Date specified in Paragraph 1 hereof and end on the Termination Date, specified in Paragraph 1 hereof unless sooner terminated as provided herein.

3.             POSSESSION.

A.            In the event Landlord is unable to deliver possession of Area A on the date originally designated as the Area A Commencement Date or of Area B on the date originally designated as the Area B Commencement Date on the applicable commencement date by reason of the holding over or retention of possession by any tenant or occupant, or for any other reason, this Lease shall nevertheless continue in force and effect, but the Area A Commencement Date and/or the Area B Commencement Date, as the case may be, shall be correspondingly deferred until Landlord can so deliver

Area A and/or Area B. The obligation of Tenant to begin paying Rent for Area A shall commence on the Area A Rent Commencement Date and for Area B shall be on the Area B Rent Commencement Date. In the event Area A or Area B will not be delivered in the condition required hereunder on the date initially designated as the Area A Commencement Date or the Area B Commencement Date, respectively, Landlord shall give Tenant at least five (5) business days’ advance written notice of the date on which Landlord expects the deferred Area A Commencement Date and/or Area B Commencement Date will occur. In the event the Area A Commencement Date has not occurred by January 15, 2000, Landlord shall pay to Tenant fifty percent (50%) of any holdover rent paid by the current tenant with respect to the period January 16, 2000 through the day immediately preceding the Area A Commencement Date, in excess of the Base Rent and Additional Rent payable at the rate paid in the final month of the Term then expired; and in the event the Area A Commencement Date has not occurred by February 15, 2000, Tenant may, by notice to the Landlord given no later than February 20, 2000, terminate this Lease and in such event all obligations of the Landlord to the Tenant and the Tenant to the Landlord with respect to this Lease shall be of no further force or effect. Furthermore, in the event the Area B Commencement Date has not occurred by January 15, 2000, Landlord shall pay to Tenant fifty percent (50%) of any holdover rent paid by the current tenant with respect to the period January 16, 2000 through the day immediately preceding the Area B Commencement Date, in excess of the Base Rent and Additional Rent payable at the rate paid in the final month of the Term then expired; and in the event the Area B Commencement Date has not occurred by February 15, 2000, Tenant may, by notice to the Landlord given no later than February 20, 2000, terminate this Lease as to Area B and in such event, the Base Rent shall not increase by reason of the addition of Area B and Tenant’s proportionate share of Operating Expenses shall not increase by reason of the addition of Area B, and all obligations of the Landlord to the Tenant and the Tenant to the Landlord with respect to Area B shall be of no further force or effect.

B.            If the current lease of the Tenant of Area A and/or Area B terminates prior to the Commencement Date originally designated herein for such Area, Tenant shall have the right to enter the Premises or any part thereof prior to the applicable Commencement Date (which Tenant may not do without prior written notice to Landlord and providing Landlord with evidence of insurance as required hereunder as if the Commencement Date had occurred), such entry shall be at Tenant’s sole risk and without interference to any work then being performed in the Building by Landlord or other tenants or occupants, and all of the covenants and conditions of this Lease shall be binding upon the parties hereto with respect to such whole or part of the Premises, except the Base Rent and any other charges shall not commence until the dates provided above.

C.            The occurrence of any of the events described in this Paragraph 3 shall not accelerate or defer the Termination Date.

4.             BASE RENT.

Tenant shall pay to Landlord or Landlord’s agent without notice or demand at the present mailing address of Landlord, or at such other place as Landlord may from time to time designate in writing, in coin or currency which, at the time of payment, is legal tender for private or public debts in the United States of America, the Base Rent specified in Paragraph 1 hereof in the equal monthly installments specified in Paragraph 1 hereof in advance on or before the first day of each and every month during the Term, without any abatement (except as specifically provided herein), counterclaim, set-off or deduction whatsoever. If the Term for Area A and/or Area B commences other than on the first day of a month or ends other than on the last day of the month, the Base Rent for such month shall be prorated. The prorated Base Rent for the portion of the month in which the Term commences shall be paid on the first day of the first full month during the Term.

5.             ADDITIONAL RENT.

In addition to paying the Base Rent specified in Paragraph 4 hereof, Tenant shall pay as “Additional Rent” the amounts determined pursuant to Sub-Paragraphs B and C of this Paragraph 5. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the “Rent”. All amounts due under this Paragraph as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent, without any abatement (except as specifically provided herein), counterclaim, set-off or deduction whatsoever. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this Paragraph 5 shall survive the expiration of the Term for a period of two years. For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the Additional Rent, based on the number of days of the Term falling within such Calendar Year.

A.            Definitions. As used in this Paragraph 5, the terms:

(i)            “Base Year” shall mean the calendar year specified in Paragraph 1 hereof.

(ii)           “Base Year Operating Expenses” shall mean the sum specified in Paragraph 1 hereof.

(iii)          “Calendar Year” shall mean each calendar year in which any part of the Term falls, through and including the year in which the Term expires.

(iv)          ‘Tenant’s Proportionate Share” shall mean the percentage specified in Paragraph 1 hereof, being the percentage calculated by dividing the rentable area contained in the Premises from time to time by 802,750 (being 95% of the rentable square foot area of the Office Section), rentable area to be determined by Landlord on a uniform basis for the tenants of the Office Section.

(v)           “Taxes” shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon or with respect to the Building or any part thereof and Common Areas which Landlord determines in its sole judgment to be for the benefit of the Building and ad valorem taxes for any personal property of Landlord used in connection therewith. Landlord’s determination of which Common Areas benefit the Building shall not be revised adversely to Tenant for purposes of determining Taxes included in Operating Expenses. Should the Commonwealth of Massachusetts, or any political subdivision thereof, or any other governmental authority having jurisdiction over the Building, (a) impose a tax, assessment, charge or fee, which Landlord shall be required to pay, by way of substitution for or as a supplement to such real estate taxes and ad valorem personal property taxes, or (b) impose an income or franchise tax or a tax on rents in substitution for or as a supplement to a tax levied against the Building or any part thereof and/or the personal property used in connection with the Building or any part thereof, all such taxes, assessments, fees or charges (hereinafter defined as “in lieu of taxes”) shall be deemed to constitute Taxes hereunder. Taxes shall also include, in the year paid, all reasonable fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as hereinabove provided with regard to “in lieu of taxes”. Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax.

(vi)          “Operating Expenses” shall mean (a) Taxes and (b) all expenses, costs and disbursements of every kind and nature, paid or incurred by Landlord in operating, owning, managing, leasing, repairing and maintaining the Office Section, the Building, the Property and their appurtenances as such Taxes, expenses, costs and disbursements are allocated to the Office Section by the Landlord in its reasonable judgment (which allocation shall remain consistent for the Base Year and each Calendar Year of the Term) or as the same are incurred directly in the operation of Office Section, including but without limitation: premiums for fire, casualty, liability and such other insurance as Landlord may from time to time maintain; security expenses; compensation and all fringe benefits, workmen’s compensation insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in operating, maintaining, or cleaning; steam, water, sewer, electric, gas, telephone, and other utility charges not billed directly to tenants by Landlord or the utility; expenses incurred in connection with the central plant furnishing heating, ventilating and air conditioning to the Office Section (and to the Building and the Property where and to the extent such expenses of the Building and the Property are otherwise allocable to the Office Section), which expenses may include a reasonable fee paid to the operator of such central plant; costs of lighting, ventilating, (including maintaining and repairing ventilating fans and fan rooms); making routine repairs to and maintenance of underground roadways (and the access ramps servicing such roadways) and railroad platforms and railroad rights of way (including track); costs of repairing and maintaining fire protection systems relating to the underground roadways, access ramps, railroad platforms and railroad rights of way to the extent the same are required of Landlord by separate agreement running with the Property and binding the Property whether currently in effect or arising from obligations and commitments currently in effect; costs of building and cleaning supplies and equipment (including rental); cost of maintenance, cleaning and repairs; cost of snow plowing or removal, or both, and care of interior and exterior landscaping; payments to independent contractors under contracts for cleaning, operating, management, maintenance and repair (which payments may be to affiliates of Landlord provided such are at competitive rates); all other expenses paid in connection with cleaning, operating, management, maintenance and repair of, or are otherwise allocable to, the Office Section; costs of any Qualified Capital Improvements (as hereinafter defined) as reasonably amortized by Landlord, with interest on the unamortized amount at the rate of the greater of (i) 12% per annum or (ii) 2% per annum above the base rate of interest charged from time to time by The First National Bank of Boston (but in no event at a rate which is more than the highest lawful rate allowable in The Commonwealth of Massachusetts), to the extent the cost of the particular capital improvement exceeds the amount of insurance proceeds, if any, received by Landlord on account of damage to the particular Qualified Capital Improvement. As used in this Lease, “Qualified Capital Improvement” shall mean a capital improvement or replacement of such capital improvement which is intended to reduce or stabilize Operating Expenses in any Calendar Year below or at the Operating Expense which would have been incurred in the absence of such capital improvement. The term “capital improvement” does not include expenses for equipment of a capital nature incurred in connection with operation, repair and maintenance of the Building if such equipment is not a part of the Building structure or systems and, instead, is used to maintain or repair Building structure or systems. Operating Expenses shall not, however, include the following:

a.             Costs of alterations of any tenant’s premises for a particular tenant;

b.             Principal or interest payments on loans secured by mortgages or trust deeds on the Building and/or on the Property;

c.             That portion of any costs incurred in connection with the making of repairs or replacements which are the lease obligation of another tenant or occupant of the Property;

d.             Advertising, marketing, promotional, public relations or brokerage fees, commissions or expenditures;

e.             Financing and refinancing costs in respect of any mortgage or security interest placed upon the Property or any portion thereof, including payments of principal, interest, finance or other charges, and any points and commissions in connection therewith;

f.              Interest or penalties for any late or failed payments by Landlord under any contract or agreement (but any such interest or penalties resulting from Tenant’s failure to pay when and as due Tenant’s share of Operating Expenses shall be the direct responsibility of Tenant and shall be Additional Rent due within ten (10) days of Landlord’s billing Tenant therefor);

g.             Rent or other charges payable under any ground or underlying lease;

h.             Costs of electrical or other utilities services furnished directly to any premises or other tenants of the Property where such utility is separately metered to the premises or such tenant pays a separate charge therefor;

i.              Costs incurred in connection with Landlord’s preparation, negotiation, dispute resolution and/or enforcement of leases, including court costs and attorneys’ fees and disbursements in connection with any summary proceeding to dispossess any tenant, or incurred in connection with disputes with prospective tenants, employees, consultants, management agents, leasing agents, purchasers or mortgagees or arising from matters which are excluded from Operating Expenses;

j.              Costs of any additions to or expansions of the Property;

k.             The cost of environmental monitoring, compliance, testing and remediation performed in, on, about and around the Property;

1.             Depreciation;

m.            Costs or expenses for items to the extent theretofore reimbursed to Landlord by insurance proceeds;

n.             Costs of repairs, restoration or replacements occasioned by fire or other casualty or caused by the exercise of the right of eminent domain, whether or not insurance proceeds or condemnation award proceeds are recovered or adequate for such purposes except that the deductible amount under insurance coverage shall be included in Operating Expenses;

o.             An amount equal to all amounts received by Landlord (i) through proceeds of insurance to the extent the proceeds are compensation for expenses which previously were included in Operating Expenses hereunder, or (ii) as rebates or credits toward costs and expenses previously included in Operating Expenses hereunder; and

p.             Costs (including, without limitation, attorneys’ fees and disbursements) incurred in connection with any judgment, settlement or arbitration award resulting from any tort liability; and

r.              Costs of capital improvements or replacements except to the extent specifically to be included under this Section 5A(vi).

If less than 95% of the Office Section’s rentable area shall have been occupied by tenant(s) at any time during any Calendar Year, components of Operating Expenses which vary with the level of occupancy shall be determined for such Calendar Year to be an amount equal to the like expense which would normally be expected to be incurred (taking into account periods during which occupancy exceeded 95% during such Calendar Year) had such occupancy been 95% throughout such Calendar Year.

B.            Expense Adjustment. Replaced per 2nd amendment. The Expense Adjustment Amount with respect to each Calendar Year shall be paid in monthly installments, in an amount estimated from time to time by Landlord in good faith and communicated by written notice to Tenant, which estimate may be revised to reflect, without limitation, increases in Taxes during any period. Landlord shall cause to be kept books and records showing Operating Expenses in accordance with an appropriate system of accounts and accounting practices consistently maintained. Within twelve (12) months after the close of each Calendar Year, Landlord shall cause the amount of the Expense Adjustment Amount for such Calendar Year to be computed based on Operating Expenses for such Calendar Year and Landlord shall deliver to Tenant a statement of such amount and Tenant shall pay any deficiency to Landlord as shown by such statement within thirty (30) days after receipt of such statement. If the total of the estimated monthly installments paid by Tenant during any Calendar Year exceed the actual Expense Adjustment Amount due from Tenant for such Calendar Year, such amount shall be refunded by Landlord within thirty (30) days of the delivery of the statement to Tenant, provided Tenant is not then in monetary default hereunder or in other than monetary default beyond applicable periods of notice and cure. Tenant shall have the right to audit Landlord’s books and records relating to Operating Expenses incurred during the Term provided such audit shall be conducted by professional auditors; may occur not more often than once in a year; shall be conducted within twelve months (plus any period for which Landlord defers the audit as provided in this sentence) of receipt of a statement of Operating Expense Adjustment for the Calendar Year being audited; shall be conducted during regular business hours of Landlord on not less than fifteen (15) business days’ notice and may be deferred by Landlord by notice given at least ten (10) business days before the date proposed by Tenant, for up to three (3) months to a date convenient to Landlord. In the event the results of such audit disclose an overcharge of Tenant, Landlord shall promptly refund the amount of such overcharge to Tenant. In addition, if as a result of such audit, Operating Expenses are found to be overstated by more than ten percent (10%), Landlord shall pay to Tenant, Tenant’s reasonable cost of conducting such audit. Delay in computation of the Expense Adjustment Amount or failure to deliver a statement of such amount shall not be deemed a default hereunder or a waiver of Landlord’s right to collect the Expense Adjustment Amount. In computing the Expense Adjustment Amount, the following provisions relating to Taxes shall be applicable: The amount of any refund of Taxes received by Landlord shall be credited against Taxes for the Calendar Year in which such refund is received; provided, however, that in the event Landlord receives a refund of Taxes after the Termination Date (as the same may be accelerated or extended as provided elsewhere in this Lease) which refund relates to a Calendar Year during the Term hereof, the amount of such refund fairly allocable to Tenant shall be refunded to Tenant by Landlord within ninety (90) days of Landlord’s receipt of same (net of Tenant’s allocated share of the cost of obtaining such refund and the cost, if any, of making such refund); and further provided that if Tenant expands into space formerly occupied by other tenants, which expansion space becomes subject to this Lease, Tenant shall not be entitled to any refund or credit with respect to such expansion space in connection with a refund or abatement of Taxes for periods prior to Tenant’s occupancy of such expansion space. All references to Taxes “for” a particular Calendar Year shall be deemed to refer to Taxes due and payable during such Calendar Year without regard to when such Taxes are assessed or levied.

C.            Adjustment For Services Not Rendered by Landlord. Tenant acknowledges that if after the Base Year Landlord is not furnishing any particular work or service the cost of which was included in Base Year Operating Expenses and if performed by Landlord would be included in Operating Expenses, to any tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed for the purpose of determining the

Expense Adjustment Amount to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant.

6.             USE OF PREMISES.

Tenant shall use and occupy the Premises in accordance with law; and solely as an office and for no other purpose or purposes.

7.             CONDITION OF PREMISES.

The Premises are demised to Tenant and Tenant accepts the same “as-is” and all work necessary to prepare the Premises for Tenant’s occupancy shall be performed at Tenant’s sole cost and expense, in accordance with the applicable provisions of this Lease. Notwithstanding the foregoing, (i) Landlord agrees that all systems serving the Premises shall be in good and operational condition on the applicable Commencement Date, (ii) the Premises will be delivered in compliance with all applicable code requirements, laws, regulations and ordinances applicable to the delivery of unfinished, undemolished space except as to compliance with ADA bathroom and fire requirements which are Tenant’s responsibility in full floor usage and except for the wallboard adjacent to the atrium area of the Building which is not in compliance with the fire code; provided, however, that the reasonable cost of bringing the wallboard to code shall be reimbursed by Landlord (separate from and outside of the Landlord Base Allowance) to Tenant promptly after Tenant submits its bill for such work to Landlord together with reasonable evidence of the completion thereof, and (iii) the Landlord represents, warrants and covenants that the Common Areas and portions of the Property which are not leased or leaseable will at all times on and after the Area A Commencement Date as to Area A and the Area B Commencement Date as to Area B be in compliance with all code requirements, laws, regulations and ordinances including without limitation ADA, OSHA and the Clean Air Act which must be complied with for general office uses so as to assure

Tenant uninterrupted use of the Premises without the imposition of fees or penalties or incurrence of liability by reason of such noncompliance. In no event shall Landlord be obligated to cause compliance of the Premises with ADA requirements noted above. No promise of Landlord to alter, remodel or improve the Premises, the Office Section or the Building and no representation by Landlord or its agents respecting the condition of the Premises, the Office Section or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in this Lease or in any written amendment hereto signed by Landlord and Tenant. Tenant shall have the right, upon reasonable notice and during hours as will minimally interfere with the business of the current occupant of Area B (and consistent with reasonable security policies of the current occupant), to cause the Landlord to arrange with the current occupant of Area B for access to Area B prior to the Area B Commencement Date to permit cabling within Area B so as to coordinate cabling work with the installation of cabling in Area A. All costs of such cabling shall be the responsibility of Tenant under the Work Letter.

8.             SERVICES.

A.            List of Services.

Landlord shall provide the following services, the costs of which are included within Operating Expenses, on all days during the Term except Sundays and holidays (but for purposes hereof, “holidays” shall not include days on which the New York Stock Exchange is operating), unless otherwise stated, and subject to all governmental rules, regulations and guidelines applicable thereto:

(i)            Heating and air conditioning in the Premises during the normal heating and air-conditioning seasons, from Monday through Friday, during the period from 8 a.m. to 6 p.m. and on Saturday during the period from 8 a.m. to 1 p.m. in accordance with the following standards: In all areas of the Premises, an indoor temperature of 70° to 74°F dry bulb and 30% relative humidity on a year round basis regardless of outdoor temperature with fresh air of not less than 0.25 cubic feet per minute for each square foot of useable area in the Premises provided Tenant does not exceed a heat load of six (6) watts per rentable square foot and an occupancy level of not more than one person for each 125 rentable square feet in the Premises, but subject to Tenant’s failure to properly design its heating and air-conditioning system distribution within the Premises. Tenant will pay for all heating and air-conditioning requested and furnished prior to or following such hours at rates to be established from time to time by Landlord. Currently, after-hours HVAC is available at a rate of $45.00 per hour per floor. Requests for any additional services shall be in writing and delivered to Landlord not later than 2 p.m. of the previous day.

(ii)           Adequate electrical wiring and facilities for standard building lighting fixtures provided by Landlord and for Tenant’s incidental uses (it being understood that Tenant is to bear the cost of replacement of all lamps, tubes, ballasts and starters for lighting fixtures in the Premises); provided that (a) the connected electrical load for lighting and incidental use equipment does not exceed an average of three watts per square foot of the Premises; (b) the electricity so furnished for incidental uses will be at a nominal 120 volts and no electrical circuit for the supply of such incidental use will have a current capacity exceeding 20 amperes; and (c) such electricity will be used only for equipment and accessories normal to office usage. If Tenant’s requirements for electricity for lighting and incidental uses are in excess of those set forth in the preceding sentence, Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess incidental use requirements at Tenant’s expense.

(iii)          City water from the regular Building outlets for drinking, lavatory and toilet purposes.

(iv)          Janitorial services as delineated in Exhibit D attached hereto.

(v)           Window washing of the inside and outside of windows in the Building’s perimeter walls as may be situated in the Premises as delineated in Exhibit D attached hereto.

(vi)          Non-exclusive automatic passenger elevator service at all times.

(vii)         Non-exclusive freight elevator service subject to scheduling by Landlord. Landlord will schedule reasonable use of the freight elevator for Tenant’s move into and out of the Premises, which use shall provide Tenant with sufficient periods of uninterrupted use to permit its reasonably orderly construction and move into the Premises, subject to reasonable limitations and interruptions for use by other tenants.

B.            Billing for Electricity.

Landlord shall submeter Tenant’s use of all electrical service to the Premises (other than the electrical service necessary for Landlord to fulfill its obligation to provide heating and air conditioning as provided in Paragraph 8A(i) hereof) or shall determine such usage through an intellimeter or similar device. Tenant shall pay Landlord as further Additional Rent, in monthly installments at the time prescribed for monthly installments, the cost of such electrical usage. Tenant’s obligation for electricity usage by Tenant during the Term shall survive the termination of this Lease and/or Tenant’s right to occupancy of all or any part of the Premises.

C.            Interruption of Services.

Tenant agrees that except as provided in this Subparagraph C, Landlord shall not be liable in damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, renewals, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord’s reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Notwithstanding anything in this Lease to the contrary, if as a result of a cessation limited to utilities or interruption of utilities or access which Landlord is required to provide hereunder for any other reason other than (i) reasons arising as a result of negligence, willful misconduct on the part of Tenant or any of Tenant’s contractors, agents or employees or breach of this Lease by Tenant, (ii) reasons arising out of Tenant’s use and occupancy of the Premises, (iii) any other reason within the reasonable control of Tenant, Tenant is unable to use all or a portion of the Premises for its business purposes for a period of seven (7) consecutive days, the Base Rent and Additional Rent relating to periods subsequent to such seven (7) day period and thereafter due hereunder shall abate until Tenant is again able to use such portion of the Premises for its business purposes. In the event such interruption or cessation continues for more than thirty (30) consecutive days and materially affects Tenant’s use and occupancy of the Premises, Tenant shall have the right to terminate this Lease by notice to Landlord within ten (10) days of the expiration of such thirty (30) day period.

D.            Charges for Services.

Charges for any service for which Tenant is required to pay, from time to time hereunder, including but not limited to hoisting services or after hours lighting, heating or air conditioning shall be due and payable at the same time as the installment of Rent with which they are billed, or if billed separately, shall be due and payable as further Additional Rent within thirty (30) days after such billing. If Tenant shall fail to make payment for any such services within applicable periods of notice and cure, Landlord may, without notice to Tenant, in addition to any and all other remedies available under this Lease or otherwise, discontinue any or all of such services and such discontinuance shall not be deemed to constitute an eviction or disturbance of Tenant’s use and possession of the Premises or relieve Tenant from paying Rent or performing any of its other obligations under this Lease.

E.             Energy Conservation.

Notwithstanding anything to the contrary in this Paragraph 8 or elsewhere in this Lease, Landlord shall have the right to institute such policies, programs and measures as may be necessary or desirable, in Landlord’s reasonable discretion, for the conservation and/or preservation of energy or energy related services if consistent with similar programs instituted generally in first-class office buildings in Boston (to the extent the systems of such office buildings are not otherwise compliant with conservation and preservation goals generally accepted), or as may be required to comply with any applicable codes, rules and regulations, whether mandatory or (but only if instituted by first-lass Boston office buildings whose systems are not otherwise compliant) voluntary.

9.             REPAIRS; HAZARDOUS MATERIALS.

Tenant will, at Tenant’s own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Term, reasonable wear and tear excepted (and Tenant shall not be obligated hereunder for damage to the Premises arising from Building damage arising from fire or other casualty), and Tenant shall promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken glass, fixtures and appurtenances. If Tenant does not do so after notice and expiration of applicable cure periods, Landlord may, but shall not be obligated to, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof

(to be uniformly established for the Office Section) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord’s involvement with such repairs and replacements forthwith upon being billed for same. Landlord may, but shall not be required to, enter the Premises at all reasonable times upon reasonable advance notice (and at any time in emergency situations) to make such repairs, alterations, improvements and additions to the Premises, to the Office Section or the Building or to any equipment located in the Office Section or the Building as Landlord shall desire or deem necessary or as Landlord may be required to do by governmental authority or court order or decree. Nothing contained herein shall impose any obligation on Tenant to maintain, repair or replace any systems serving or passing through the Premises (including without limitation the HVAC, electrical, plumbing, life safety and security systems). Landlord shall be responsible for the same, subject to reimbursement of the cost thereof as a component of Operating Expenses.

Tenant shall not (either with or without negligence) cause or permit the escape, disposal or release of any biologically or chemically active or hazardous substances, or materials (collectively the “Hazardous Materials”). Tenant shall not allow the storage or use of Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such Hazardous Materials, not allow to be brought into the Building any Hazardous Materials except to use in the ordinary course of Tenant’s business. Without limitation, Hazardous Materials shall include those described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any applicable state or local laws and the regulations adopted under these acts. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials by Tenant, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord’s request concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials on the Premises provided such are in form and substance reasonably acceptable to Tenant. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials on the Premises occurring while Tenant is in possession (unless caused by Landlord, its agents, employees, contractors or other tenants of the Property) or elsewhere if caused by Tenant or persons acting under Tenant. The within covenants shall survive the expiration or earlier termination of the Term.

10.           ADDITIONS AND ALTERATIONS.

A.            Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Premises subsequent to initial construction, the approval conditions for which are set forth in the Work Letter; provided, however, Landlord’s consent shall not be required with respect to nonstructural alterations, improvements or additions below finished ceilings costing less than $12,000 to implement and Landlord shall not unreasonably withhold its consent to other nonstructural alterations which do not materially adversely affect Building Systems. Tenant shall in all events provide at least five (5) business days’ notice to Landlord of any alterations, improvements or additions (with a summary description of the work to be done and a statement, pursuant to Paragraph 9, describing any Hazardous Materials to be brought into the Building in connection with the work) whether or not consent is required. Landlord shall respond to requests for consents (a) within two (2) business days, as to requests for decorative alterations and (b) within five (5) business days, as to requests for other nonstructural alterations. If Landlord consents to said alterations, improvements or additions after initial construction, it may impose such reasonable conditions with respect thereto as Landlord reasonably deems appropriate (but in no event shall Landlord be entitled to ask Tenant to remove at the end of the term any nonstructural alterations that are Customary Office Improvements, as defined below). Tenant shall have the right to tie into the Building security system, at Tenant’s sole cost and expense, its HVAC alarm provided that plans for such tie-in shall be submitted to

Landlord for approval and that Landlord, its employees, agents and contractors shall be held harmless against any and all damages, liabilities, claims and expenses which may be incurred by Tenant arising from any failure of the Building security system to provide any notice of failure of the Tenant’s system or any other level of security or alarm which might otherwise be anticipated to be provided by the Landlord’s security system. The work necessary to make any alterations, improvements or additions to the Premises, whether prior to or subsequent to an applicable Commencement Date, shall be done at Tenant’s expense by employees of or contractors hired by Landlord except to the extent Landlord gives its prior written consent to Tenant’s hiring its own contractors, which consent shall not be unreasonably withheld or delayed. Initial construction of the Premises shall be accomplished by Tenant’s contractor using plans and specifications prepared by Tenant’s architect in accordance with the Work Letter. It is understood that Landlord’s consent to the hiring by Tenant of Tenant’s own contractors for any work subsequent to initial construction (the contractor for which has been approved by Landlord as provided in the Work Letter) may be withheld if Landlord’s permitting such hiring might reasonably be expected to result in an interruption of services provided to tenants of the Building by reason of labor difficulties. Tenant shall promptly pay to Tenant’s contractors, or to Landlord if Landlord has hired the contractor, when due, the actual cost of all such work and of all decorating. In connection with seeking Landlord’s approval hereunder, Tenant shall provide to Landlord plans and specifications regarding proposed alterations, additions or improvements, as Landlord shall reasonably require, and Tenant shall, in addition to all other expenses which Tenant is obligated to pay to Landlord hereunder, pay to Landlord the actual reasonable out-of-pocket expense incurred by Landlord in connection with the review of such information. Upon completion of such work Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors’ affidavits and full and final waivers of all liens for labor, services or materials, all in form reasonably satisfactory to Landlord. Tenant shall defend and hold Landlord, Landlord’s lessor, any mortgagee of Landlord, the MTA (hereinafter defined), the Property and the Building harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant or its contractors pursuant to Paragraphs 9 or 10 shall be done in a first-class workmanlike manner using only good grades of materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.

B.            All alterations, improvements and additions to the Premises, whether temporary or permanent in character, made or paid for by Landlord or Tenant, which are not removed by Tenant (to the extent permitted and as provided in Paragraph 18) prior to the end of the Term shall without compensation to Tenant become Landlord’s property at the termination of this Lease by lapse of time or otherwise and shall, unless Landlord has requited their removal as a condition of its consent to installation (in which case Tenant shall remove the same as provided in Paragraph 18), be relinquished to Landlord in good condition, ordinary wear and damage or condition resulting from the effects of casualty and eminent domain excepted. Notwithstanding the foregoing, Tenant shall not be obligated to remove any partitions, floor or wall coverings, or other normal office layout construction (“Customary Office Improvements”), or any improvements made pursuant to the Work Letter unless otherwise specified by Landlord in connection with Landlord’s approval of Tenant’s plans for initial construction of the Premises. Nothing contained herein shall be deemed to grant Landlord an ownership interest in Tenant’s trade fixtures, equipment or personal property (including, without limitation, the work stations and anti-static floor in the communications room) which shall remain Tenant’s property and may be removed during or at the end of the term of the Lease provided that Tenant shall repair any and all damage to the Premises caused by such removal.

Tenant may install, maintain, replace, remove or use any communications or computer wires, cables and related devices (collectively the “Lines”) at the Property in or serving the Premises, provided: (a) Tenant shall obtain Landlord’s prior written consent to any such action (which consent shall not be unreasonably withheld or delayed), use an experienced and qualified contractor approved in writing by Landlord (which approval shall not be unreasonably withheld or delayed), and comply with all of the other provisions of Paragraph 10A, (b) any such installation, maintenance, replacement, removal or use shall not interfere with the use of any then existing Lines at the Building, (c) as to Lines installed after the initial buildout, an acceptable number of spare Lines and space for additional Lines shall be maintained for existing and future occupants of the Building, as determined in Landlord’s reasonable opinion, (d) if Tenant at any time uses any equipment that may create an electromagnetic field exceeding the normal insulation ratings or ordinary twisted pair riser cable or cause radiation higher than normal background radiation, the Lines therefor (including riser cables) shall be appropriately insulated to prevent such excessive electromagnetic fields or radiation, (e) as a condition to permitting the installation of new Lines, Landlord may require that Tenant remove existing Lines located in or serving the Premises (other than Lines installed or used by Tenant), (f) Tenant’s rights shall be subject to the rights of any regulated telephone company, and (g) Tenant shall pay all costs in connection therewith. Landlord reserves the right to require that Tenant remove any Lines installed by Tenant located in or serving the Premises which are installed in violation of these provisions, or which are at any time in violation of any laws, ordinances, rules or regulations or causing a dangerous or potentially dangerous condition within thirty (30) days after written notice.

Landlord may (but shall not have the obligation to): (i) install new Lines at the Building, (ii) create additional space for Lines at the Property, and (iii) reasonably monitor and/or supervise the installation, maintenance, replacement and removal of, the allocation and periodic re-allocation of available space (if any) for, and (solely as to Lines installed by Landlord) the allocation of excess capacity (if any) on, any Lines now or hereafter installed at the Building by Landlord, Tenant or any other party (but Landlord shall have no right to monitor or control the information transmitted through such Lines). Such rights shall not be in limitation of other rights that may be available to Landlord by law or otherwise. If Landlord exercises any such rights, Landlord may charge Tenant for the costs attributable to Tenant, or may include those costs and all other costs in Operating Expenses under Paragraph 5A(vi) (including without limitation, costs for acquiring and installing Lines and risers to accommodate new Lines and spare Lines, any associated computerized system and software for maintaining records of Line connections, and the fees of any consulting engineers and other experts); provided, the cost of any capital improvements shall be included in Operating Expenses hereunder and shall be amortized (together with reasonable finance charges) as provided in Paragraph 5A(vi) and shall not be included in Operating Expenses if attributable to any particular tenant or tenants of the Property or would otherwise not be includable in Operating Expenses pursuant to exclusions under Paragraph 5A(vi).

Tenant shall remove currently existing Lines in the Premises, including, without limitation, those above the existing finished ceiling in connection with Tenant’s construction, but Tenant shall have no obligation to remove any Lines installed by or for Tenant within or serving the Premises upon termination of this Lease. Any Lines not removed prior to the end of the Term shall, at Landlord’s option, become the property of Landlord (without payment by Landlord). Tenant shall not, without the prior written consent of Landlord in each instance, grant to any third party a security interest or lien in or on the Lines, and any such security interest or lien granted without Landlord’s written consent shall be null and void. Subject to Paragraph 8C and except to the extent arising from the intentional or negligent acts of Landlord or Landlord’s agents or employees, Landlord shall have no liability for damages arising from, and Landlord does not warrant that the Tenant’s use of any Lines will be free from the following (collectively called “Line Problems”): (x) any eavesdropping or wire-tapping by unauthorized parties, (y) any failure of any Lines to satisfy Tenant’s requirements, or (z) any shortages, failures, variations, interruptions, disconnections, loss or damage caused by the installation, maintenance, replacement, use or removal of Lines by or for other tenants or occupants at the Building, by any failure of the environmental conditions or the power supply for the Building to conform to any requirements for the Lines or any associated equipment, or any other problems associated with any Lines by any other cause; provided, however, that Landlord shall use its best efforts to enforce the leases of other tenants in respect of matters relating to Line Problems. Subject to Paragraph 8C, under no circumstances shall any Line Problems be deemed an actual or constructive eviction of Tenant or relieve

Tenant from performance of Tenant’s obligations under this Lease. Landlord in no event shall be liable for damages by reason of loss of profits, business interruption or other consequential damage arising from any Line Problems.

11.           COVENANT AGAINST LIENS.

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Property, the Building or the Premises, or to affect any estate or interest of Landlord, Landlord’s lessor, any mortgagee or the MTA. Tenant covenants and agrees not to suffer or permit any lien of mechanics, materialmen or others to the placed against the Property, the Building or the Premises, or to affect any estate or interest of Landlord, Landlord’s lessor, any mortgagee or the MTA, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, or claim therefor being asserted, Tenant covenants and agrees to cause same to the immediately released and removed of record or bonded over. In the event that such lien is not released and removed or bonded over within twenty (20) days of the date Tenant receives notice of the same, Landlord, at its sole option, may take all action necessary to release and remove such lien (without any duty to investigate the validity thereof) and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection therewith.

12.           INSURANCE.

A.            Waiver of Subrogation.

Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Property, the Building or the Premises or to the contents thereof, which loss or damage is (i) covered by valid and collectible physical damage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies or (ii) required to be covered under this Lease but the party required to maintain such insurance failed to maintain the same in which event such party shall be deemed to have received the total insurance proceeds required to be carried hereunder. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver. Tenant’s waiver of subrogation as hereinabove set forth shall also run to the benefit of and extend to Landlord’s lessor and the MTA.

B.            Coverage.

Tenant shall purchase and maintain insurance during the entire Term for the benefit of Tenant, with Landlord, Landlord’s lessor, any mortgagee and the MTA named as additional insureds (as their respective interests may appear) in companies reasonably satisfactory to Landlord, and with such increases in limits as Landlord may from time to time request (provided such increases are consistent with that required of similar tenants in the Greater Boston area), but initially Tenant shall maintain the following coverages in the following amounts:

(i)            Commercial General Liability Insurance covering Tenant, with Landlord, Landlord’s lessor, the MTA and Landlord’s management agent named as additional insureds for claims of bodily injury, personal injury and property damage arising out of Tenant’s operations, assumed liabilities or use of the Premises, for limits of liability not less than:

Bodily Injury and Property	$3,000,000 each occurrence

Damage Liability	$3,000,000 annual aggregate

Personal Injury Liability	$3,000,000 annual aggregate
0% Insured’s participation

(ii)           Comprehensive Automobile Insurance covering all owned, non-owned and hired automobiles of Tenant including the loading and unloading of any automobile with limits of liability not less than:

Bodily Injury and Property	$3,000,000 each person

Damage Liability	$3,000,000 each accident

(iii)          Physical Damage Insurance covering all additions, improvements and alterations to the Premises which are beyond the building standard tenant improvements provided by Landlord and all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant’s property on the Premises. Such insurance shall be written on an “all risks” of physical loss or damage basis, for the full replacement cost value of the covered items and in amounts that meet any coinsurance clauses of the policies of insurance.

Tenant shall, prior to the commencement of the Term, furnish to Landlord certificates evidencing such coverage, on ACORD Form 27, which certificates shall state that such insurance coverage may not be changed or canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant and shall name Landlord and Landlord’s management agent as additional insureds.

During the Term of this Lease, Landlord shall secure and carry (a) a policy of commercial general liability insurance covering Landlord on an occurrence basis in an amount not less than $3,000,000 for claims based on bodily injury (including death), personal injury and property damage relating to the Property and the Land; and (b) a policy of property insurance covering the Property and the other improvements on the Land for direct risk of physical loss, on an occurrence basis, in an amount equal to the full replacement cost of the Property and other improvements on the Land.

C.            Avoid Action Increasing Rates.

Tenant shall comply with all applicable laws and ordinances, all orders and decrees of court and all requirements of other governmental authorities having jurisdiction over the Building and of the applicable rating bureau, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with the provisions of this Paragraph 12C, (i) any insurance coverage is jeopardized Landlord may, in addition to all other remedies which may be available to Landlord, require Tenant to cease such use and if Tenant does not do so promptly, Landlord may terminate this Lease or (ii) if insurance premiums are increased, Landlord may require Tenant to make immediate payment of the increased insurance premium.

13.           FIRE OR CASUALTY.

A. Paragraph 9 hereof notwithstanding, if the Premises or the access thereto (which term for purposes of this Paragraph 13 shall include Office Section corridors which provide access to the Premises, elevator or escalator service to the Premises and the garage, at least one pedestrian entrance to the Building which provides access to the elevators and such other access as shall be necessary to permit Tenant to conduct its business in the Premises) shall be damaged by fire or other casualty and if such damage is not of such a character or magnitude as would result in Landlord having a right to terminate under this Paragraph 13A, or if a right to terminate is available to either Landlord or Tenant but no termination is exercised, Landlord shall, subject to building and zoning laws then applicable, repair and restore the Premises to substantially the condition (exclusive of tenant improvements thereto to the extent such tenants, including Tenant, are responsible therefor) thereof prior to the casualty, and shall restore access to the Premises and Building systems to the extent necessary to permit Tenant to operate its business in the Premises, with reasonable promptness and subject to reasonable delays for insurance adjustments and delays caused by matters beyond Landlord’s reasonable control, but shall not be obligated to expend therefor an amount in excess of the proceeds of insurance recovered with respect thereto plus the deductible under Landlord’s insurance, provided that such limitations shall not apply to the extent Landlord has not maintained all insurance required to be carried hereunder and unless diligently pursued all claims against its insurer. Landlord shall have the right to terminate this Lease by giving notice of Landlord’s election so to do not later than “Landlord’s Restoration Notice Date” (as hereinafter defined) in the following circumstances:

(a)           If damage from fire or other casualty to the Premises or access thereto is such that the same cannot, in the ordinary course, reasonably be expected to be repaired within two hundred seventy (270) days from the date of damage and Landlord terminates the leases of all other similarly situated tenants in space which is in the Tower in which the damaged space is located; or

(b)           If damage from fire or other casualty to a “Tower” (the Office Section being comprised of four “Towers” known as One Copley Place, Two Copley Place, Three Copley Place and Four Copley Place) in which all or a portion of the Premises is located is such that the same cannot, in the ordinary course, reasonably be expected to be repaired within two hundred seventy (270) days from the date of damage and Landlord terminates the leases of all other similarly situated tenants in space which is in the Tower in which the damaged space is located (but Landlord’s right to terminate hereunder shall only apply to that portion of the Premises which is located within the Tower damaged by such fire or other casualty); or

(c)           If Landlord determines to demolish all or substantially all of the Building by reason of fire or other casualty; or

(d)           If damage to the Building from fire or other casualty is such that the same cannot, in the ordinary course, reasonably be expected to be repaired within one year from the date of damage and Landlord terminates the leases of all other similarly situated tenants in space which is in the Tower in which the damaged space is located.

Landlord shall notify Tenant no later than Landlord’s Restoration Notice Date of the date by which Landlord reasonably estimates such repairs will be substantially completed (the “Estimated Repair Completion Date”). Tenant shall have the right to terminate this Lease by giving notice to Landlord of Tenant’s election so to do in the following circumstances:

(1)           If only the Premises and/or the access thereto have been damaged by fire-or-casualty and the Estimated Repair Construction Date is more than three hundred sixty (360) days after the date of damage,

(2)           If the Premises and/or access thereto have not been damaged such that clause (1) is applicable, but a Tower in which all or a portion of the Premises is located has been damaged by fire or other casualty, the Estimated Repair Completion Date is more than three hundred sixty (360) days from the date of damage and such damage has a materially adverse effect on the business of Tenant in the Premises (but Tenant’s right to terminate hereunder shall only apply to that portion of the Premises which is located within the Tower damaged by such fire or other casualty),

(3)           If the Premises and/or access thereto or a Tower in which all or a portion of the Premises is located have not been damaged such that clause (1) or (2) is applicable, but the Building has been damaged by fire or other casualty, the Estimated Repair Completion Date is more than three hundred sixty (360) days from the date of damage and such damage has a materially adverse effect on the business of Tenant in the Premises, or

(4)           If substantial completion of repairs actually takes thirty (30) days longer than the Estimated Repair Completion Date and Tenant had the right to terminate or would have had the right if Landlord had correctly stipulated the Estimated Repair Completion Date (but Tenant’s right to terminate hereunder shall only apply to that portion of the Premises which would have been the subject of such a termination had Landlord correctly stipulated).

(5)           If substantial completion of repairs to the Premises and access thereto sufficient for Tenant to conduct its business in the Premises occurs more than three hundred sixty (360) days after the date of damage and Tenant notifies Landlord of its intent to terminate within thirty (30) days after the end of such 360 day period unless not later than the end of such thirty (30) day period Landlord shall have so substantially completed such repairs, such termination to be effective as of midnight on the thirtieth day after such 360 day period (but Tenant’s right to terminate hereunder shall only apply to that portion of the Premises which would have been the subject of such a termination had Landlord correctly stipulated).

In the event a party entitled to do so gives such termination notice, this Lease shall terminate (with appropriate proration(s) of Rent being made for Tenant’s use of any tenantable portion of the Premises after the date of such damage) as of the date specified in such notice (but in no event sooner than thirty (30) days after the date of such notice) with the same force and effect as if the date specified were the Termination Date. Landlord shall have no liability to Tenant, and except as specifically set forth above,

Tenant shall not be entitled to terminate this Lease by virtue of any delays in completion of such repairs and restoration. Further, in the event this Lease is not terminated, Landlord shall not be obligated to restore any portion of the Office Section or the Building outside of the Premises which is not necessary for reasonable access to and egress from the Premises provided such failure to restore does not interfere with Tenant’s ability legally to occupy the Premises or to reconstruct the alterations, additions and improvements for which it is responsible. Rent shall abate on those portions of the Premises as are, from time to time, untenantable (“untenantable” meaning “not suitable for the normal conduct of Tenant’s business”) as a result of such damage. For purposes hereof, Landlord’s Restoration Notice Date shall be the date which is the earlier of (i) thirty (30) days after Landlord has ascertained all information required by Landlord to determine whether or not to terminate this Lease, including without limitation the amount of insurance proceeds which are available to Landlord for restoration and (ii) ninety (90) days after the date of such damage.

B.            Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Paragraph 13 to repair or restore any portion of the alterations, additions or improvements in the Premises or the decorations thereto except to the extent that such alterations, additions, improvements and decorations were provided by Landlord at the beginning of the Term. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant’s sole cost and expense subject to all of the provisions of Paragraph 9 hereof. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant.

14.           WAIVER OF CLAIMS - INDEMNIFICATION.

To the extent not prohibited by law, Landlord, its partners, its managing agent, Landlord’s lessor, any mortgagee, the MTA and their respective officers, agents, servants and employees shall not be liable for any damage either to person or property or resulting from the loss of use thereof sustained by Tenant or by other persons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Office Section, the Premises or the Building, or due to any act or neglect of any tenant or occupant of the Office Section, the Building or of any other person or entity. This provision shall apply particularly, but not exclusively, to damage caused by gas, electricity, snow, frost, steam, sewage, sewer gas or odors, fire, water, noise, vibration, fumes or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage and whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building shall be at the risk of Tenant only, and that Landlord shall not be liable for any loss or damage thereto or theft thereof. Without limitation of any other provisions hereof, Tenant agrees to defined, protect, indemnify and save harmless Landlord, Landlord’s lessor, any mortgagee and the MTA from and against all liability to third parties which arose (or which were claimed to have arisen) within the Premises. Nothing contained herein shall, however, excuse landlord from its obligations regarding maintenance of the Building, as contrasted with Landlord being released from liability for personal or property damage arising from Landlord’s failure to maintain; nor shall this Paragraph relieve Landlord from liability for its negligence except as provided in Paragraph 12A or, but only to the extent liability therefor cannot be released as a matter of law, the negligence of its agents, employees and contractors; nor shall this Paragraph modify Landlord’s obligations with respect to failure of services pursuant to Paragraph 8C of this Lease.

Landlord agrees to defend, protect, indemnify and save harmless Tenant from and against all liability to third parties which arose (or which is claimed to have arisen) outside of the Premises.

15.           NONWAIVER.

No waiver of any provision of this Lease shall be implied by any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Term or of Tenant’s right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

16.           CONDEMNATION.

If the Property, the Building or any portion thereof shall be taken or condemned by any competent authority for any public or quasi-public use or purpose (a “taking”), Landlord shall have the right, exercisable at its sole discretion within one hundred eighty (180) days of official notice of taking, to cancel this Lease upon not less than ninety (90) days’ notice prior to the date of cancellation designated in the notice provided Landlord terminates all other leases of the Tower in which the Premises are located which are similarly affected by such taking. No money or other consideration shall be payable by Landlord to Tenant for the right of cancellation and Tenant shall have no right to share in the condemnation award or in any judgment for damages caused by such taking or change in configuration except for Tenant’s relocation expenses and costs of improvements to the Premises.

17.           ASSIGNMENT AND SUBLETTING.

A.            Tenant shall not, without the prior written consent of Landlord (which consent shall not be unreasonably withheld) (i) assign, convey or mortgage this Lease or any interest hereunder, (ii) permit to occur or exist any assignment of this Lease, or any lien upon Tenant’s interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the Premises by any parties other than Tenant and its employees. Any such action on the part of Tenant shall be void and of no effect. Landlord’s consent to any assignment, subletting or transfer or Landlord’s election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent tenant from any covenant or obligation under this Lease. Landlord’s consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord’s right to withhold its consent to any future assignment, subletting, or transfer. Notwithstanding any contrary provision of this Lease, Tenant shall have the right, without the prior consent of Landlord, to assign this Lease and to sublet all or any portion of the leased Premises to any person or entity (a) controlling, controlled by, or under common control with Tenant, (b) acquiring all or substantially all of the assets of Tenant, or (c) with or into which Tenant merges or consolidates and which succeeds in any case to the business conducted by Tenant originally named herein so long as (i) the principal purpose of such assignment or sublease is not the acquisition of Tenant’s interest in this Lease, (ii) the assignment or sublet is not made to circumvent the provisions of this Section 17A, and (iii) the assignee or sublessee succeeds to Tenant’s business conducted within the Premises immediately prior to such assignment or sublet.

B.            If Tenant requests or was obligated to request Landlord’s consent to assign this Lease or sublet all or any portion of the Premises in addition to withholding its consent, Landlord shall have the option, exercisable by written notice to Tenant given within thirty (30) days after receipt of such request, to terminate this Lease for the entire Premises, in the case of an assignment or subletting of the whole, and for the portion of the Premises, in the case of a subletting of a portion. If Landlord exercises its right to terminate, Tenant shall have the right to rescind its request for consent and agree not to assign or sublet by written notice of such rescission and agreement given to Landlord within five (5) business days of the date on which Landlord notifies Tenant of Landlord’s intent to terminate this Lease by reason of such request and in such event Tenant shall be deemed not to have requested consent, no assignment or sublet which would otherwise require consent shall occur and Landlord’s termination notice shall be void and of no further force or effect. In the event that Landlord exercises such right to terminate and Tenant does not timely exercise its right to rescind, Landlord shall be entitled to recover possession of and Tenant shall surrender the whole or such portion of the Premises on the later of (i) the proposed date for possession by such assignee or subtenant, or (ii) ninety (90) days after the date of Landlord’s notice of termination to Tenant. In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord in good order and condition and thereafter, to the extent necessary in landlord’s judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and the like. Base Rent and Tenant’s Proportionate Share shall be adjusted according to the extent of the Premises for which the Lease is terminated. Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant or a subletting of the whole of the Premises by Tenant at a rent which, in either case, exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion’s pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant’s receipt of each installment of any such excess rent, 50% of the full amount of any such excess rent after deduction of Tenant’s costs in connection with such assignment or sublet including, without limitation, attorneys’ fees, brokerage commissions and modifications to the

Premises. The provisions of this Paragraph shall apply to each and every assignment of the Lease and each and every subletting of all or a portion of the Premises with respect to which the consent of the Landlord is required. Each request by Tenant for permission to assign this Lease or to sublet the whole or any part of the Premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or sublessee. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any consideration received in connection with such an assignment or subletting, and shall have the right to make copies thereof. If the excess rent being paid shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency, and Landlord’s cost of such audit if understated by more than five percent (5%) and if the amount paid is so understated more than once during the Term by more than five percent (5%), Landlord shall have the right to terminate this Lease upon thirty (30) days’ notice. For the purposes of this Paragraph 17B, the term “rent” shall mean all Base Rent, Additional Rent or other payments and/or consideration payable by one party to another related to the use and occupancy of all or a portion of the Premises.

18.           SURRENDER OF POSSESSION.

Upon the expiration of the Term or upon the termination of Tenant’s right of possession to all or a portion of the Premises, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith quietly and peaceably surrender the Premises or portion thereof to Landlord in good order, repair and condition, ordinary wear, damage by fire or other casualty, taking by eminent domain or caused by Landlord, its agents, employees or contractors excepted. Except as otherwise provided in this Lease, any interest of Tenant in the alterations, improvements and additions to the Premises made or paid for by Landlord or Tenant shall, without compensation to Tenant, become Landlord’s property at the termination of this Lease by lapse of time or otherwise and such alterations, improvements and additions shall be relinquished to Landlord in good condition, ordinary wear, damage by fire or other casualty, taking by eminent domain or caused by Landlord, its agents, employees or contractors excepted. Not later than the termination of the Term or of Tenant’s right of possession Tenant shall remove office furniture, trade fixtures, office equipment and all other items of Tenant’s property on the Premises. Subject to Paragraph 12A above, Tenant shall pay to Landlord upon demand the cost of repairing any damage to the Premises and to the Building caused by any removal required hereunder. If Tenant shall fail or refuse to remove any such property from the Premises, Landlord shall, at Tenant’s expense, (i) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal, and (ii) store the same without incurring liability to Tenant or any other person. If Tenant fails to pay Landlord’s cost relating to such removal, storage and repair and claim such property within thirty (30) days of termination, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise and Landlord may destroy or otherwise dispose of the same, but such abandonment shall not affect Tenant’s obligations with respect to the costs of removal, storage, repair, destruction and/or disposition.

19.           HOLDING OVER.

In addition to performing all of Tenant’s other obligations hereunder, Tenant shall pay to Landlord an amount as Rent equal to the greater of (i) the monthly market rental rate for a term of not less than one (1) year for similar premises in the Building without regard to concessions such as tenant improvement allowance and free rent, if any, or (ii) the sum of one hundred fifty percent (150%) of one-twelfth the Base Rent and one hundred fifty percent (150%) of one-twelfth the Additional Rent paid by Tenant during the previous Calendar Year herein provided, such amount to be paid monthly during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof after the termination of the Term or of Tenant’s right of possession, whether by lapse of time or otherwise, and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. At the option of Landlord, expressed in a written notice to Tenant and not otherwise, if such holding over continues for more than thirty (30) days, such holding over shall constitute a renewal of this Lease for a period of one year at such Base Rent and Additional Rent as would be applicable for such year, and if Landlord does not so notify Tenant, such holding over shall constitute the Tenant a tenant-at-will from month to month. The provisions of this Paragraph 19 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

20.           ESTOPPEL CERTIFICATE.

Tenant agrees that, from time to time upon not less than twenty (20) days’ prior request by Landlord, Landlord’s lessor or any mortgagee, Tenant or Tenant’s duly authorized representative having knowledge of the following facts will deliver to Landlord a statement in writing certifying (i) that to Tenant’s knowledge this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that the Lease as modified is in full force and effect); (ii) the dates to which Rent and other charges have been paid; (iii) that Landlord is not in default under any provision of this Lease, or, if in default, the nature thereof in detail; (iv) that the Premises have been-delivered to Tenant by Landlord and accepted by Tenant (or if not, the reason therefor); (v) that there are no proceedings pending against Tenant which have been adversely decided and which would affect Tenant’s obligations under this Lease (and if not correct, detail regarding such proceeding); (vi) that Tenant has not made a claim against Landlord which has not been resolved or satisfied (and if not, correct details regarding the same); and (vii) such further matters as may be reasonably requested by Landlord, it being intended that any such statement may be relied upon by any prospective assignee of Landlord, any mortgagee or prospective mortgagee of the Building, any prospective assignee of any such mortgagee, or any prospective and/or subsequent purchaser or transferee of all or a part of Landlord’s interest in the Property, the Office Section or the Building, or any other person having an interest therein. Tenant shall execute and deliver whatever instruments may be reasonably required for such purposes, and in the event Tenant fails so to do within twenty (20) days after demand in writing, Tenant shall be considered in default under this Lease.

21.           SUBORDINATION.

This Lease and all rights of Tenant hereunder are subject and subordinate to the mortgage which now encumbers the Property and to any and all renewals, modifications, consolidations, replacements and extensions thereof, and to any ground lease or similar instrument now against the Building. It is the intention of the parties that this provision be self-operative and that no further instrument shall be required to effect such subordination of this Lease other than the non-disturbance agreements described below. Tenant shall, however, upon demand at any time or times execute, acknowledge and deliver to Landlord, any and all instruments that may be necessary or proper to subordinate this Lease and all rights of Tenant hereunder to such mortgage or ground lease or to any mortgage or ground lease which may hereafter encumber the Property or the Building or to confirm or evidence such subordination and to confirm or evidence Tenant’s agreement to attorn to the holder of any such mortgage or the ground lessor under such ground lease, on condition with respect to mortgages other than the mortgage which now encumbers the Property, that such holder or ground lessor shall agree in such instrument (a “Non-Disturbance Agreement”) that such holder or ground lessor for so long as Tenant is not in default of those terms, covenants and conditions of this Lease, beyond applicable periods of notice and grace, which are to be performed by Tenant (i) will not disturb Tenant’s possession of the Premises or other rights under this Lease and (ii) will not join in any foreclosure action or action to terminate the ground and (iii) will recognize the Tenant as its tenant on the terms and conditions of this Lease in the event of a foreclosure, deed in lieu of foreclosure or termination of a ground lease, as applicable. Such Non-Disturbance Agreement shall further provide, at the option of the mortgagee or ground lessor, that in the event any proceedings are brought for the foreclosure of any mortgage with respect to which a Non-Disturbance Agreement in Tenant’s favor is in effect or for the termination of a ground lease with respect to which a Non-Disturbance

Agreement in Tenant’s favor is in effect, Tenant will attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale or to such ground lessor if so requested to do by such purchaser or ground lessor, and to recognize such purchaser or ground lessor as the Landlord under this Lease. Landlord agrees to use reasonable efforts to cause the holder of the existing mortgage on the Property to enter into such a Non-Disturbance Agreement with Tenant, in such holder’s standard form, as promptly as reasonably possible. For purposes of the foregoing, “reasonable efforts” shall mean: (a) Landlord shall, not later than the date hereof, submit the then most current draft of this Lease (or the execution copy of this Lease, as the case may be) to Metropolitan Life Insurance Company (“Met”) with the request that Met promptly review the Lease and enter into a Non-Disturbance Agreement in the form of Non-Disturbance Agreement which Met has previously issued to tenants of the Office Section with such modifications as Tenant may request, (b) at regular intervals, Landlord shall renew its request to Met in the event a Non-Disturbance Agreement has not then been issued and (c) in the event Met indicates its unwillingness to issue a Non-Disturbance Agreement or that it is unwilling to issue Non-Disturbance Agreement in the form requested by Tenant, Landlord shall request that Met discuss any issues directly with Tenant and/or its counsel. In all event, in attempting to obtain a Non-Disturbance Agreement for the benefit of Tenant, Landlord will proceed with diligence and in good faith. Tenant agrees to execute and deliver at any time and from time to time, upon the request and at the expense of Landlord or of any holder of such mortgage or of such purchaser and ground lessor, any instrument which, in the sole reasonable judgment of such requesting party, may be necessary or appropriate in any such foreclosure proceeding or termination or otherwise to evidence such attornment by Tenant as described herein, on condition that such party shall agree in such instrument that for so long as Tenant is not in default of those terms, covenants and conditions of this Lease, beyond applicable periods of notice and grace, which are to be performed by Tenant it (x) will not disturb Tenant’s possession of the Premises or other rights under this Lease and (y) will not join in any foreclosure action or action to terminate the ground lease and (z) will recognize the Tenant as its tenant on the terms and conditions of this Lease in the event of a foreclosure, deed in lieu of foreclosure or termination of a ground lease, as applicable. Tenant further waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or the obligations of Tenant hereunder in the event any such foreclosure proceeding or termination is brought, prosecuted or completed. Tenant and Landlord further agree that if so requested by any mortgagee or ground lessor of Landlord, this Lease shall be made superior to any such mortgage or ground lease and that they will execute such documents as may be reasonably required by such mortgagee or ground lessor to effect the superiority of this Lease to such mortgage or ground lease, provided such is in form and substance-reasonably acceptable to Tenant.

22.           CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord shall have the following rights (but not obligations), each of which Landlord may exercise without notice to Tenant and, except as provided in Paragraph 14, without liability to Tenant for damage or injury to property, person or business on account of the exercise thereof, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant’s use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent:

(i)            To change the Building’s name or street address.

(ii)           To install, affix and maintain any and all signs on the exterior and on the interior of the Building (including, but only if mandated by law, within the Premises).

(iii)          To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and during the continuance of any of said work, to temporarily close doors, entryways, public space and corridors in the Building and, upon not less than forty-eight (48) hours’ advance notice (except in case of emergency), to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant’s obligations hereunder, so long as the Premises are reasonably accessible and usable. Landlord’s exercise of its rights hereunder shall be conducted at such times and in such manner as to avoid unreasonable interference with Tenant’s use and occupancy of the Premises. Any exercise of such rights within the Premises (except for repairs) shall be subject to Tenant’s consent, which shall not be unreasonably withheld, conditioned or delayed.

(iv)          To furnish door keys for the entry door(s) in the Premises at the commencement of this Lease and to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Upon the expiration of the Term or of Tenant’s right of possession, Tenant shall return all keys to Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

(v)           To designate and approve all window coverings used in the Building.

(vi)          To approve the weight, size and location of safes, vaults and other heavy equipment and articles in and about the Premises and the Building so as not to exceed the legal live load per square foot designated by the structural engineers for the Building, and to require all such items and furniture and similar items to be moved into or out of the Building and Premises only at such reasonable times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to

Tenant’s ordinary use of the Premises without the prior written consent of Landlord. Movements of Tenant’s property into or out of the Building or the Premises and within the Building are entirely at the risk and responsibility of Tenant, and Landlord reserves the right for security purposes on reasonable notice to Tenant to require permits before allowing any property to be moved into or out of the Building or the Premises.

(vii)         To establish reasonable security policies and other controls for the purpose of regulating all property and packages, both personal and otherwise, to be moved into or out of the Building and Premises and all persons using the Building both during and after normal office hours.

(viii)        To regulate delivery and service of supplies and the usage of the loading docks, receiving areas and freight elevators.

(ix)           To show the Premises to prospective tenants at reasonable times within the last twelve (12) months of the Term.

(x)            To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations, but in no event may such installations reduce the usable square footage of the Premises by more than a de minimus amount.

(xi)           To enter the Premises at any reasonable time upon reasonable advance notice (except in case of emergency) to inspect the Premises.

23.           RULES AND REGULATIONS.

Tenant agrees to observe the rules and regulations for the Building attached hereto as Exhibit C and made a part hereof. Landlord shall have the right from time to time to prescribe additional reasonable rules and regulations of uniform applicability which, in its judgment, may be desirable for the use, entry, operation and management of the Premises, the Office Section and the Building, each of which rules and regulations and any amendments thereto shall become a part of this Lease. Tenant shall comply with all such rules and regulations; provided, however, that such rules and regulations shall not contradict or abrogate any right or privilege herein expressly granted to Tenant.

24.           LANDLORD’S REMEDIES.

If default shall be made in the payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for five (5) days after written notice to Tenant, or if default shall be made in the observance or performance of any of the other covenants or conditions in this Lease which Tenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Tenant (or such longer period of time as is necessary to cure if such default is not reasonably curable within thirty (30) days but is curable provided Tenant pursues such cure diligently to completion) or if a default involves a hazardous condition and is not cured by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied on under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within ninety (90) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within thirty (30) days from the date of his appointment, or if Tenant shall make and assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant’s inability to meet Tenant’s debts as they mature, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon at its option may, without notice or any demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

(i)            Landlord may terminate this Lease and the Term created hereby and shall give Tenant written notice of Landlord’s election to do so and the effective date thereof (the “Effective Date”), in which event Landlord may forthwith repossess the Premises in accordance with applicable laws and shall be entitled to recover, forthwith, in addition to any other sums or damages for which Tenant may be liable to Landlord (including without limitation amounts then due or thereafter due with respect to periods prior to the Effective Date),

(a)           as liquidated damages, a sum of money equal to the amount by which the present value (such present value to be computed on the basis of a per annum discount rate equal to seven percent (7%) per annum) of the Rent and other sums to become due under this Lease for all or a part of the period from the Effective Date to the Termination Date exceeds the present value of the fair market rental value of the Premises, after deduction from the present value of such fair market rental value of all reasonably anticipated expenses of reletting. Should the present value of the fair market rental value of the Premises, after deduction of all anticipated reasonable expenses of reletting, for the balance of the Term exceed the present value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof or to credit such excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

(b)           a sum of money equal to the sum of (x) the present value (computed as aforesaid) of that portion of the Rent related (on a per square foot, proportionate basis) to such portion of the Premises that has been relet by Landlord after the termination of this Lease (but during a period which would have been within the Term but for such termination by reason of a Tenant default) to the extent amounts to be credited (as described below) to Base Rent and Operating Expenses, from amounts paid by the tenant to whom such portion of the Premises has been relet, is less than the Rent and Additional Rent which would have been paid by Tenant (during such period) with respect to such portion of the Premises had this Lease not been so terminated plus (y) from time to time as the same become due, all Rent and other sums to become due under this Lease, other than Rent accelerated and paid pursuant to clause (x). In the event Landlord elects the remedy under this subparagraph (b) and relets The Premises (but Landlord shall be under no obligation to relet, except as required by law) or any part thereof for the account of Tenant, the rents from any such reletting before crediting as set forth in clause (x) shall be first applied to the payment of reasonable and actual expenses of reentry, redecoration, repair and alterations and the expenses of reletting and the excess or residue remaining shall then be applied to the payment of Rent and other sums in this Lease provided to be paid by Tenant and not theretofore paid by acceleration or otherwise, and any such excess or residue shall operate only as an off setting credit against the amount of Rent and other sums then due and owing and to the extent any excess or residue is still remaining shall, at Landlord’s option, either be refunded to Tenant to the extent of amounts paid as a result of acceleration under this subparagraph (b) or be applied as an offsetting credit against Rent and other sums thereafter becoming due and payable hereunder; provided that in no event shall Tenant be entitled to a credit on its indebtedness to Landlord or refunds of amounts accelerated in excess of the aggregate of the amount paid (by reason of acceleration under this subparagraph (b)) or payable by Tenant for the period for which the credit to Tenant is being determined, had no default occurred. Any such reletting by Landlord from time to time (which may be for a term extending beyond the Term of this Lease), shall be upon such terms as Landlord in Landlord’s reasonable discretion shall determine, but Landlord shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant relative to such reletting. Also, in any such case, Landlord may change the locks or other entry devices of the Premises and make repairs, alterations and additions in or to the Premises and redecorate same to the extent deemed by Landlord necessary or desirable, and Tenant shall upon written demand pay the cost thereof together with Landlord’s reasonable and actual expenses of reletting, including without limitation, brokerage commissions payable to Landlord’s agent or to others. No such reentry, repossession, repairs, alterations, additions or reletting shall operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, and Landlord may, at any time and from time to time, sue and recover judgment for any deficiencies from time to time remaining after the application from time to time of the proceeds of any such reletting.

(ii)           Landlord, without thereby waiving such default, may cure the same for the account and at the expense of Tenant, if not cured by Tenant within applicable notice and cure periods but without notice in a case of emergency, as determined by Landlord in its sole discretion, or in case of correction of a dangerous or hazardous condition, and in any other case if such default continues after ten (10) days from the date of the giving by Landlord to Tenant of written notice of such default or of intention to cure. Bills for any expense incurred by Landlord in connection with any such performance by Landlord shall be for the account of Tenant, and shall be due and payable in accordance with the terms of said bills, and if not paid when due, the amounts thereof shall become immediately due and payable as Additional Rent under this Lease.

25.           EXPENSES OF ENFORCEMENT.

Tenant shall pay upon demand all Landlord’s costs, charges and expenses including the fees and out-of-pocket expenses of counsel, agents and others retained by Landlord incurred in enforcing Tenant’s obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord without Landlord’s fault to become involved or concerned.

Landlord shall pay upon demand all Tenant’s costs, charges and expenses including the fees and out-of-pocket expenses of counsel, agents and others retained by Tenant incurred in enforcing Landlord’s obligations hereunder or incurred by Tenant in any litigation, negotiation or transaction in which Landlord causes Tenant without Tenant’s fault to become involved or concerned.

26.           COVENANT OF QUIET ENJOYMENT.

Landlord covenants that Tenant, provided Tenant is not in default beyond applicable notice and cure periods, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof, without hindrance or ejection by any persons lawfully claiming by, through or under Landlord, the foregoing covenant of quiet enjoyment being in lieu of any other covenant, expressed or implied.

27.           INTENTIONALLY OMITTED.

28.           REAL ESTATE BROKER.

The Tenant represents that Tenant has dealt with (and only with) the Broker specified in Paragraph 1 hereof as broker in connection with this Lease, and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold harmless Landlord its employees and agents from and against any claims made by any broker or finder making such claim by reason of a relationship with Tenant, other than the Broker, for a commission or fee in connection with this Lease or any sublease hereunder (but nothing herein shall be construed as permitting any such sublease) provided that Landlord has not in fact retained such broker or finder. Landlord shall pay the commission or fee due to the Broker.

The Landlord represents that Landlord has dealt with (and only with) the Broker specified in Paragraph 1 hereof as broker in connection with this Lease, and that insofar as Landlord knows, no other broker negotiated this Lease or is entitled to any commission in connection therewith. Landlord agrees to indemnify, defend and hold harmless Tenant its employees and agents from and against any claims made by any broker or finder except as provided in the immediately preceding grammatical paragraph for a commission or fee in connection with this Lease or any sublease hereunder, but nothing herein shall be construed as permitting any such sublease, provided that Tenant has not in fact retained such broker or finder.

29.           UNDERLYING LEASES.

Landlord is the lessee of the air rights premises within which the Building is constructed pursuant to that certain Sublease (the “Sublease”) dated September 1, 1982 by and between a predecessor of Urban Investment and Development Co. (“Urban”), as lessor. Urban is the lessee of said air rights premises and other adjacent air rights premises which collectively are referred to as Copley Place, pursuant to that certain Amended and Restated Lease (the “Underlying Lease”) dated January 31, 1980 by and between Urban and the Massachusetts Turnpike Authority (“MTA”), as lessor.

Landlord hereby gives notice to Tenant that it supports the Affirmative Action and Resident Preference goals set forth in Paragraph 6 of Schedule D to the Underlying Lease and in Attachment C to the City of Boston’s Urban Development Action Grant application for Copley Place, and encourages Tenant to pursue such goals in Tenant’s own employment practices. In connection with hiring to fill permanent jobs at the Premises, Tenant shall not discriminate against any employee or applicant for employment because of race, color, religious creed, national origin, age or sex. Tenant shall comply to the extent applicable, with Title VII of the U.S. Civil Rights Act and M.G.L. c.151B with respect to employment at the Premises.

30.           NOTICE TO MORTGAGEE AND GROUND LESSOR.

After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises, the Building or the Office Section as part of the mortgaged premises, or that it is the ground lessor under a ground lease (which term shall include the Underlying Lease and the Sublease) with Landlord, as ground lessee, which includes the Premises, the Building or the Office Section as part of the demised premises, no notice of default from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord. Such holder or ground lessor shall be given such reasonable time as may be necessary to effect such cure or as otherwise agreed by Tenant and mortgagee. For the purposes of Paragraph 21, this Paragraph 30, Paragraph 31 and Paragraph 34, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest).

31.           ASSIGNMENT OF RENTS.

With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease (which term shall include the

Underlying Lease and the Sublease) on property which includes the Premises, the Building or the Office Section, Tenant agrees:

(i)            that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(ii)           that, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon a foreclosure of such holder’s mortgage and the taking of possession of the Premises, or in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor. In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such seller provided such purchaser enters into an agreement with Tenant whereby purchaser agrees to recognize Tenant as its tenant on the terms and conditions of this Lease in the event of a termination of the lease with the seller-lessee. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

32.           PERSONAL PROPERTY TAXES.

Tenant shall pay all taxes which may be lawfully charged, assessed, or imposed upon all fixtures and equipment of every type owned by Tenant and also upon all personal property in the Premises, and Tenant shall pay all license fees which may lawfully be imposed upon the business of Tenant conducted upon the Premises.

33.           MISCELLANEOUS.

A.            Rights Cumulative. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

B.            Interest. All payments becoming due under this Lease and remaining unpaid for a period of ten (10) days after when due shall bear interest from the date originally due until paid at the rate of the greater of (i) twelve percent (12%) per annum or (ii) two percent (2%) per annum above the prime rate of interest charged from time to time by The First National Bank of Boston (but in no event at a rate which is more than the highest rate which is at the time lawful in the Commonwealth of Massachusetts).

C.            Terms. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed.

D.            Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Paragraph 17 hereof. All indemnities, covenants and agreements of Tenant contained herein shall inure to the benefit of Landlord’s agents and employees.

E.             Lease Contains All Terms. All of the representations and obligations of Landlord are contained herein and in the Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of any of its conditions or provisions shall be binding upon Landlord or Tenant unless in writing signed by the party against whom such waiver is claimed or by a duly authorized agent of Landlord or Tenant empowered by a written authority signed by Landlord or Tenant.

F.             Delivery for Examination. Submission of this Lease for examination shall not bind Landlord in any manner, and no lease or obligations of Landlord shall arise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

G.            No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

H.            Kitchen Equipment. Tenant shall have the right to install microwaves, coffee machines and refrigerators in convenience kitchens for the use of employees and business invitees, but shall have no right to vent to the outside and all such installations shall be in compliance with applicable codes and regulations.

I.              Intentionally Omitted.

J.             Transfer of Landlord’s Interest. Tenant acknowledges that Landlord has the right to transfer its interest in the Premises, the Office Section and the Building and in this Lease, and Tenant agrees that in the event of any such transfer Landlord shall automatically be released from all liability under this Lease provided the transferee assumes in writing all of the transferor’s liability under this Lease (and shall be release from liability in any event to the extent the transferee agrees to be liable therefor) and Tenant agrees to look solely to such transferee for the performance of Landlord’s obligations hereunder. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

K.            Landlord’s Title. Landlord’s title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to commit or engage in any act which can, shall or may encumber the title of Landlord.

L.             Prohibition Against Recording. This Lease shall not be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord’s election. At Tenant’s request, Landlord agrees to execute a Notice of Lease in recordable form for recording with the Suffolk County Registry of Deeds.

M.           Captions. The captions of paragraphs and subparagraphs are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such paragraphs or subparagraphs.

N.            Covenants and Conditions. All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions”, if Landlord so elects, as well as “covenants” as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

O.            Only Landlord/Tenant Relationship. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

P.             Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant’s designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion may elect.

Q.            Definition of Landlord. All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of Landlord’s agents and employees.

R.            Time of Essence. Time is of the essence of this Lease and each of its provisions.

S.             Governing Law. Interpretation of this Lease shall be governed by the law of the Commonwealth of Massachusetts.

T.            Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease (or the application of such term, provision or condition to persons or circumstances other than those in respect of which it is invalid or unenforceable) shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

U.            Size of Premises. Landlord and Tenant agree that the size of the Premises is as set forth in the Basic Data under Paragraph I of this Lease.

34.           NOTICES.

All notices to be given under this Lease shall be in writing and either hand delivered; delivered by reputable overnight courier, delivery acknowledged by recipient;

or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

A.            If to Landlord:

c/o Overseas Management, Inc.

Two Copley Place, Suite 100

Boston, Massachusetts 02116-6502

Attn: Building Manager

with copies to:

Urban Retail Properties

Suite 1300

900 North Michigan Avenue

Chicago, Illinois 60611-1575

Attn: Law Department

or to such other person or such other address designated by notice sent by Landlord or Tenant, and as provided in Paragraph 30 of this Lease.

B.            If to Tenant:

Addressed to Tenant at Tenant’s present address, and after occupancy of the Premises by Tenant, at 200 Clarendon Street, Boston, Massachusetts 02116, Attn: Richard Bartony with a copy to General Counsel at the same address or to such other address as is designated by Tenant in a notice to Landlord.

with copies to:

Testa, Hurwitz & Thibeault, LLP

125 High Street, High Street Tower

Boston, MA 02110

Attn: Real Estate Department

Notice by mail shall be deemed to have been given as of the date of mailing as aforesaid, but for purposes of computing the period during which a party may cure notice shall be deemed to have been given three (3) business days after mailing provided the same is actually delivered. Notice by hand delivery or reputable overnight courier shall be deemed to have been given at the time of delivery.

35.           LIMITATION ON LANDLORD’S LIABILITY.

It is expressly understood and agreed by Tenant that none of Landlord’s covenants, undertakings or agreements are made or intended as personal covenants, undertakings or agreements by Landlord or its partners, and any liability for damage or breach or nonperformance by Landlord shall be collectible only out of Landlord’s interest in the Property and in the proceeds of any insurance policies carried by Landlord and no personal liability is assumed by, nor at any time may be asserted against, Landlord or its partners or any of its or their directors, officers, agents, employees, legal representatives, successors or assigns, all such liability, if any, being expressly waived and released by Tenant. The provisions of this Paragraph 35 shall expressly be applicable to and inure to the benefit of Landlord’s successors and assigns. In no event shall Landlord or its constituent partners be liable for any incidental or consequential damages in connection with its obligations under, or any action taken by Landlord or its constituent partners in connection with, this Lease. In no event shall Tenant or its constituent partners be liable for any incidental or consequential damages in connection with its obligations under, or any action taken by Tenant or its constituent partners in connection with, this Lease.

36.           LANDLORD’S DESIGNATED AGENT.

It is expressly understood and agreed by Tenant that the provisions of this Lease may be enforced on behalf of Landlord by an agent designated by Landlord for such purpose, and such enforcement shall be equally effective whether in the name of Landlord or such agent.

37.           PARKING.

Tenant shall have the right during the Term to use up to eighteen (18) non-reserved parking spaces in the garage located within and serving the Property, subject to payment by Tenant for such use at the prevailing rate therefor charged by the operator of the garage from time to time (which as of the date of this Lease is $285 per month per space); provided, however, at Landlord’s option, all or some of Tenant’s parking may be relocated to the Dartmouth Street Garage in the property adjacent to the Building and located on Dartmouth Street, in which event, the payment due for use of such relocated l spaces shall be at the prevailing rate charged therefor by the operator of the Dartmouth Street Garage. In the event of non-payment of parking charges due hereunder by the Tenant, Landlord shall have the right to terminate Tenant’s rights with respect to parking without any obligation to reinstate such right to parking in the event Tenant attempts to resume payment for parking.

38.           SIGNAGE.

Tenant shall have the right to install in the lobby, of each floor on which Premises is located building standard signage, at Tenant’s sole cost and expense. Landlord shall, at its expense, provide building standard signage, naming the Tenant and its location, on building directories located in the Sky Lobby and in the lobby of One Copley Place.

39.           CONSTRUCTION ALLOWANCE.

The sum which is the lesser of (a) the amount spent by Tenant on its “Qualified Costs” incurred in construction of the Premises as certified to Landlord by Tenant and, as to construction, wiring and cabling costs, by Tenant’s Architect and (b) an amount (Landlord’s Base Allowance”) equal to $2,513,600 shall be paid by the Landlord as the Landlord’s contribution toward Tenant’s Work (as defined in the Work Letter). Such amount shall be due and payable by Landlord as described in the Work Letter. For purposes hereof, “Qualified Costs” shall mean actual out-of-pocket costs for (a) preparation of drawings and other expenses incurred in connection with initial construction, including without limitation permit fees and costs of labor and materials, (c) construction of the Premises in accordance with the Working Drawings (as defined in the Work Letter), (d) wiring and cabling in the Premises and (e) architectural, engineering and other professional fees relating to construction of the Premises.

In the event Qualified Costs are less than the Landlord’s Base Allowance, Landlord shall allow Tenant a credit against Rent in an amount equal to the difference between such amounts. Such credit shall be applied pro rata over the term of this Lease.

40.           EXTENSION OPTION.

A.            Tenant shall have the right to extend the Term of this Lease for one (1) additional five (5) year period, such right of Tenant to be conditioned upon this Lease at the time of election being in full force and effect and Tenant not then being in default under this Lease beyond any applicable notice and cure period, such extension period to commence upon the expiration of the original Term of this Lease.

B.            Tenant’s right of extension shall be exercised, if at all, by written notice to Landlord given at least twelve (12) months prior to the expiration of the original Term of this Lease. If a notice is given in compliance with the provisions hereof, this Lease shall, thereupon, be extended, subject to the terms of this paragraph, without the need for any further instrument to be executed (but either party shall execute such a confirmatory instrument upon the request of the other); and if no such notice is given, Tenant’s right of extension shall be null and void. All of the terms, conditions and provisions of this Lease shall be applicable to any extension of the Term hereof, as if the termination date of the extension period were the date originally set forth herein for the expiration of the Term, except that (i) the exercised right of extension shall be of no further force or effect, so that there shall be no further right of extension with respect thereto, (ii) the Base Rent during the extension period shall be the “Fair Market Rent” (as hereinafter defined) and (iii) the Base Year shall be the calendar year in which the extension Term begins.

C.            “Fair Market Rent” shall mean the rent for Class A office space in the Back Bay area similar in size, condition of building, and services provided for a term of five (5) years as of the date the extension is to commence, (i) without taking into account actual improvements (regardless of who paid for such improvements), or the cost of demolition of the space, and (ii) taking into account the Base Year and the magnitude of free rent, if any, buildout allowance, if any, and other market tenant inducements which would be offered to new tenants but are not being offered to Tenant and (iii) taking into account the brokerage commissions, if any, to be paid in connection with the renewal and compared to the market commission for 5-year leases.

D.            Within fifteen (15) days after exercise of the extension right, but not earlier than fifteen (15) months prior to the expiration of the original Term, Landlord shall provide Tenant with its quotation of the “Fair Market Rent” as of the first day of the extension period. If within thirty (30) days of having received Landlord’s quotation, Tenant shall not have notified Landlord of its objection to Landlord’s quotation and of Tenant’s calculation of Fair Market Rent, the “Fair Market Rent” quoted by Landlord shall be the new Base Rent. If Tenant so notifies Landlord, the parties shall discuss the matter in good faith for thirty (30) days after Tenant’s notice. If within forty-five (45) days of having received Tenant’s notice the parties have not agreed in writing, then, Landlord and Tenant shall, during a period of forty-five (45) days, attempt to agree on an arbitrator not affiliated with either party (and if they are unable to do so, either party may request that the President of the American Arbitration Association in Boston choose an arbitrator (as promptly as possible) meeting the criteria of the second to last sentence of this grammatical paragraph). Such arbitrator shall have a period of thirty (30) days to pick either Landlord’s quotation of “Fair Market Rent” or Tenant’s determination of “Fair Market Rent” as the “Fair Market Rent” hereunder. Such arbitrator shall have at least ten (10) years’ experience in the valuation and appraisal of office rents real estate in the

Greater Boston area. “Fair Market Rent” so determined by the arbitrator shall be the new Base Rent and shall be binding on the parties.

The expenses of the arbitrator shall be borne equally by the Landlord and the Tenant.

41.           EXPANSION OPTION: RIGHT OF FIRST OFFER.

A.            Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period at the time of exercise of such option, Tenant shall have the option to expand the Premises to include the approximately 20,084 rentable square feet of space on the third floor of Two Copley Place shown on Exhibit E attached hereto and made apart hereof, currently occupied by The United States Census Bureau (the “Bureau”) (such space hereinafter referred to as “Expansion Space”) by providing notice of the exercise of this expansion option (hereinafter, “Tenant’s Expansion Notice”) to the Landlord not later than the first to occur of (i) thirty (30) days after the Landlord’s notice to Tenant of the availability of the Expansion Space setting forth the date of availability to the best of Landlord’s knowledge and (ii) September 1, 2002. Such expansion shall be effective (notwithstanding the date of anticipated availability) on the date (the “Expansion Date”) on which Landlord delivers the Expansion Space to Tenant in broom clean condition, free of all occupants, but in no event prior to the first to occur of (x) the date the Landlord indicated to Tenant as to the anticipated availability date or (y) September 1, 2003 if Tenant received no notice from Landlord and timely provided Tenant’s Expansion Notice on or prior to September 1, 2002; provided, however, if the Expansion Date would or is anticipated to occur later than December 1, 2003 pursuant to the foregoing, Tenant shall have the right to withdraw Tenant’s Expansion Notice by notice to the Landlord given not more than thirty (30) days after the earlier of the date on which Landlord in good faith notifies Tenant that the Expansion Space will not be available on or before December 1, 2003, or December 1, 2003. In the event that Tenant shall fail timely to give Tenant’s Expansion Notice to Landlord as aforesaid, all obligations of

Landlord pursuant to this Paragraph shall terminate and be of no further force and effect and Landlord shall be free to enter into any agreement(s) respecting the Expansion Space with any other party or parties whatsoever on such terms as Landlord may elect. Landlord represents that no other party holds any prior rights to lease the Expansion Space from and after October 1, 2003. In the event that Tenant shall give Tenant’s Expansion Notice to Landlord as aforesaid and does not withdraw such notice pursuant hereto, then notwithstanding anything to the contrary contained in this Lease, as of the Expansion Date (except as otherwise provided below):

(i)            The Premises shall be deemed to include the Expansion Space, with the result that all references in this Lease to the “Premises” (except for references to such term in this Paragraph) shall for periods from and after the Expansion Date be and be deemed to be, for all purposes hereunder, references to the Premises and the Expansion Space;

(ii)           Base Rent for the Expansion Space shall be the Fair Market Rent. “Fair Market Rent” for purposes of this Paragraph 41 shall mean the rent for Class A office space in the Back Bay area similar in size, condition of building and services provided for a term of four (4) years as of the Expansion Date, (i) without taking into account actual improvements (regardless of who paid for such improvements), or the cost of demolition of the space, and (ii) taking into account the Base Year and the magnitude of free rent, if any, buildout allowance, if any, and other market tenant inducements, if any, otherwise included in rents being quoted, and (iii) taking into account the brokerage commissions, if any, to be paid in connection with the renewal and compared to the market commission for 5-year leases. In this connection, within fifteen (15) days after Tenant has given Tenant’s Expansion Notice, Landlord shall provide Tenant with its quotation of the “Fair Market Rent” as of the Expansion Date. If within thirty (30) days of having received Landlord’s quotation, Tenant shall not have notified Landlord of its objection to Landlord’s quotation and of Tenant’s calculation of

Fair Market Rent, the “Fair Market Rent” quoted by Landlord shall be the increase to the Base Rent. If Tenant so notifies Landlord, the parties shall discuss the matter in good faith for thirty (30) days after Tenant’s notice. If within forty-five (45) days of having received Tenant’s notice the parties have not agreed in writing, then, Landlord and Tenant shall, during a period of forty-five (45) days, attempt to agree on an arbitrator not affiliated with either party (and if they are unable to do so, either party may request that the President of the American Arbitration Association in Boston choose an arbitrator (as promptly as possible) meeting the criteria of the second to last sentence of this grammatical paragraph). Such arbitrator shall have a period of thirty (30) days to pick either Landlord’s quotation of “Fair Market Rent” or Tenant’s determination of “Fair Market Rent” as the “Fair Market Rent” hereunder. Such arbitrator shall have at least ten (10) years’ experience in the valuation and appraisal of office rents peal estate in the Greater Boston area. “Fair Market Rent” so determined by the arbitrator shall be the increase in the Base Rent and shall be binding on the parties.

The expenses of the arbitrator shall be borne equally by the Landlord and the Tenant.

(iii)          Tenant shall accept the Expansion Space in “AS IS, WHERE LOCATED” condition except Landlord shall deliver the same in a broom clean condition, free of all occupants, and all work necessary to prepare the Expansion Space for Tenant’s occupancy shall be performed by Tenant pursuant to plans and specifications therefor prepared by Tenant and subject to Landlord’s prior written approval (such approval not to be unreasonably withheld, conditioned or delayed), all at Tenant’s sole cost and expense; and

(iv)          Tenant’s Proportionate Share shall be increased proportionately totake into account the additional floor area of the Expansion Space. In the year in which the Expansion Space is delivered, Tenant’s Proportionate Share shall be proportionately allocated between the period prior to and the period subsequent to the delivery of the Expansion Space.

B. Replaced in 2nd Amendment

C. Replaced in 2nd Amendment

42.           SATELLITE DISH: GENERATOR.

Notwithstanding anything to the contrary in this Lease, Landlord hereby agrees that at any time during the term of this Lease, Tenant shall have the right to install, (a) on the roof of the Building in a location mutually agreed upon by Landlord and Tenant, a satellite communications dish, not more than five (5) feet in diameter, and related equipment, and (b) in a location mutually agreeable to Landlord and Tenant (at least one reasonable location to be proposed by Landlord) a generator (such satellite communications dish and related equipment and/or such generator referred to herein collectively as “Equipment”). If Tenant shall install Equipment, Tenant shall do so at its own cost and expense and in accordance with all applicable laws, rules and regulations. In this connection, prior to any such installation or operation, Tenant shall obtain, at Tenant’s sole cost and expense, all permits, licenses, approvals and the like required under applicable law for the same. Tenant shall defend, indemnify and hold Landlord harmless from and against any claims, costs or expenses incurred by Landlord as a result of such installation by Tenant. If Tenant shall install Equipment, Tenant shall be responsible for the maintenance and repair thereof and for any maintenance, repair or replacement of the roof, roofing system or other Building component occasioned by such installation and/or other maintenance and repair of Equipment, all at Tenant’s sole cost and expense. Any and all Equipment shall at all times remain the property of Tenant and shall not be deemed a fixture or accession to the demised premises and/or the Building. Any and all Equipment may be removed by Tenant at any time, and must be removed by Tenant prior to termination or expiration of the Term of this Lease; provided that Tenant shall repair any and all damage to the demised premises and/or the Building caused by such removal.

43.           COMPETITIVE USES.

Landlord agrees that during the Term of this Lease, Landlord shall not lease space within Tower One to State Street Bank, Brown Brothers Harriman or Chase Manhattan Bank for use in the business of transfer agency, mutual, funds administration, foreign exchange, securities lending or custody fund accounting; provided, however, if at anytime during the Term, the general unemployment rate in Massachusetts equals eight percent (8%) as measured by the Federal Bureau of Labor Statistics or the state agency charged with producing such statistics for state purposes, this restriction shall thereafter be of no further force or effect.

[Signatures on next page]

Executed as a sealed instrument as of the date first above written.

LANDLORD:

COPLEY PLACE ASSOCIATES, LLC,
a Delaware limited liability company

By:	Overseas Management, Inc.,
a Delaware corporation,
Managing Agent

	By:	/s/ Paul C. Grant
Paul C. Grant
		Its:	VP & GM

TENANT:

INVESTORS BANK & TRUST COMPANY,
a Massachusetts trust company

By:	/s/ Kevin J. Sheehan
Kevin J. Sheehan
President and Chief Executive Officer

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE is made and entered into as of the 4th day of August, 2000 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the “Landlord”), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the “Tenant”).

Reference is made to the following:

A.                                   That certain lease dated as of August 2, 1999 by and between Landlord, as the “Landlord” therein named, and Tenant, as the “Tenant” therein named (the “Lease”), relative to premises consisting of approximately 28,784 rentable square feet of space on the Sixth Floor of One Copley Place, Boston, Suffolk County, Massachusetts, designated as Area B in the Lease, and approximately 34,116 rentable square feet of space on the Seventh Floor of One Copley Place, designated at Area A in the Lease, as more particularly described in the Lease (collectively, from the Area B Commencement Date, the “Premises”); and

B.                                     The size of the Premises has decreased from that set forth in the Lease by reason of the requirement of law that a common corridor be constructed within the area on the Sixth Floor originally constituting a part of the Premises; and

C.                                     The parties now wish to amend the Lease as hereinafter set forth to modify the Lease as to the area constituting the Premises as well as the Rent and other provisions affected by the change in such area.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.                                       Effective as of April 1, 2000 (the “Area B Rent Commencement Date”), the Lease is hereby amended to reduce the portion of the Premises designated as Area B in the Lease from 28,724 rentable square feet to 28,592 rentable square feet and Exhibit A-2 of the Lease is amended by deleting Exhibit A-2 in its entirety and replacing it with Exhibit A to this First Amendment to Lease,

2.                                       From and after the Area B Rent Commencement Date, Paragraph 1 of the Lease is hereby amended by deleting the section thereof captioned “Base Rent”, and substituting the following words and figures therefor:

“Base Rent:	From the Area A Rent Commencement Date through the date immediately preceding the Area B

Rent Commencement Date, at the race of One Million Three Hundred Thousand Eight Hundred Six and no/100 Dollars ($1,398,756.00) per annum in equal monthly installments of One Hundred Sixteen Thousand Seven Hundred Thirty-Three and 83/100 Dollars ($116,563.00) (computed on the basis of $41.00 per rentable square foot per annum on 34,116 rentable square feet of space); from the Area B Rent Commencement Date through the day prior to the fifth (5th) anniversary of the Area B Rent Commencement Date, at the rate of Two Million Five Hundred Seventy-One Thousand Twenty-Eight and no/100 Dollars (52,571,028.00) per annum, in equal monthly installments of Two Hundred Fourteen Thousand Two Hundred Fifty-Two and 33/100 Dollars ($5214,252.33) (computed on the basis of $41.00 per rentable square foot per annum on 62,708 rentable square feet of space); and from the fifth (5th) anniversary of the Area B Rent Commencement Date through October 30, 2007 at the rate of Two Million Seven Hundred Fifty-Nine Thousand One Hundred Fifty-Two and no/100 Dollars ($52,759,152.00) per annum, in equal monthly installments of Two Hundred Twenty-Nine Thousand Nine Hundred Twenty-Nine and 33/100 Dollars ($229,929.33) (computed on the basis of $44.00 per rentable square foot per annum on 62,708 rentable square feet of space). (See Paragraph 4)”

3.                                       Paragraph 1 of the Lease is hereby amended by deleting the section thereof captioned “Tenant’s Proportionate Share”, and substituting the following words and figures therefor:

“Tenant’s Proportionate Share:

With respect to the portion of Operating Expenses payable with respect to the period from the Area A Rent Commencement Date through the day immediately preceding the Area B Rent Commencement Date, 4.2499% (computed on the basis of 95% occupancy) and thereafter 7.812% (computed on the basis of 95% occupancy) subject to adjustment as provided in Paragraph 41 hereof.”

4.                                       Any term contained in this First Amendment to Lease having an initial capital letter and not otherwise herein defined shall have the meaning assigned to it in the Lease.

5.                                       The Lease, as hereby amended, is ratified and confirmed and remains in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed as of the date first above written.

LANDLORD:

COPLEY PLACE ASSOCIATES, LLC,
a Delaware limited liability company

By:	Overseas Management, Inc.,
a Delaware corporation,
Managing Agent

	By:	/s/ Paul C. Grant
Paul C. Grant
Its Vice President and
General Manager

TENANT:

INVESTORS BANK & TRUST
COMPANY, a Massachusetts trust company

By:	/s/ Kevin J. Sheehan
Kevin J. Sheehan
President and Chief Executive Officer

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE is made and entered into as of the 24 day of May, 2001 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the “Landlord”), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the “Tenant”).

Reference is made to the following:

A.                                   That certain lease dated as of August 2, 1999 by and between Landlord, as the “Landlord” therein named, and Tenant, as the “Tenant” therein named, as amended by a First Amendment to Lease dated August 4th, 2000 (the lease as so amended, the “Lease”), relative to premises consisting of approximately 28,592 rentable square feet of space on the Sixth Floor of One Copley Place, Boston, Suffolk County, Massachusetts, designated as Area B in the Lease, and approximately 34,116 rentable square feet of space on the Seventh Floor of One Copley Place, designated at Area A in the Lease, as more particularly described in the Lease (collectively, from the Area B Commencement Date, the “Premises”); and

B.                                     Pursuant to its right of first offer set forth in the Lease, Tenant has agreed to add to the Premises demised under the Lease, the Fourth Floor and Fifth Floor of One Copley Place consisting of, respectively, 44,072 rentable square feet and 43,489 rentable square feet, referred to herein as the “4/5 Space”, such Fourth Floor space and such Fifth Floor space being shown on Exhibit “Floor 4” and Exhibit “Floor 5”, respectively, both such Exhibits being attached hereto and made a part hereof; and

C.                                     The parties now wish to amend the Lease as hereinafter set forth to modify the Lease as to the area constituting the Premises as well as the Rent and other provisions affected by the change in such area and to make certain other modifications to the Lease as are hereinbelow set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease and otherwise agree as follows:

1.                                       To amend the Lease to add to the Premises the 4/5 Space so that the first sentence under the caption “Premises” in Paragraph 1 of the Lease shall read in its entirety as follows:

“Premises:	From the Area A Commencement Date through the day immediately preceding the Area B Commencement Date, that portion of the Office

Section designated on the plan attached hereto as  Exhibit A-1 and commonly described as approximately 34,116 rentable square feet, consisting of the seventh (7th) floor of One Copley Place (“Area A”). From the Area B Commencement Date, Area A and that portion of the Office Section designated on the plan attached hereto as Exhibit A-2 (“Area B”) and commonly described as approximately 28,592 rentable square feet, consisting of a portion of the sixth (6th) floor of One Copley Place. From the Area C and D Delivery Date (as defined below) Area A, Area B, and that portion of the Office Section designated on the plans attached hereto as Exhibit A-3 (“Area C”) and commonly described as approximately 43,489 rentable square feet, consisting of the entire fifth (5th) floor of One Copley Place and that portion of the Office Section designated on the plans attached hereto as Exhibit A-4 (“Area D”) and commonly described as approximately 44,072 rentable square feet, consisting of the entire fourth (4th) floor of One Copley Place and Exhibit A of the Lease is amended by adding thereto as Exhibit A-4 and Exhibit A-3, respectively, Exhibit Floor 4 and Exhibit Floor 5 to this Second Amendment to Lease. In addition, by reason of the Tenant having added Area C and Area D to the Premises, Paragraphs 41B and 41C of the Lease are deleted therefrom and of no further force or effect and a new Paragraph 41B and a new Paragraph 41C are added to the Lease and shall read in their entirety as follows:

“B.                               The current tenant of the 3rd floor of One Copley Place is The Massachusetts Registry of Motor Vehicles (the “Registry”) whose current lease expires on July 31, 2001. Tenant acknowledges that the Registry may holdover in such space notwithstanding the termination of its Lease. Tenant further acknowledges that the Registry may enter into a new lease for the 3rd floor of One Copley Place or for the 3rd floor of One Copley Place and for all or part of the 1st and/or 2nd floors of One Copley Place.

If the Registry has not renewed or extended its lease for the 3rd floor space in whole or entered into a new lease or an amendment of itsexisting lease with respect to the 3rd floor of One Copley Place (which amendment or new lease may include all or a portion of the 1st and 2nd floors of One Copley Place), provided Tenant is not, at the time Landlord proposes to enter into a new lease which includes the 3rd floor of One Copley Place with a third party, in default of Tenant’s obligations under

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this Lease beyond applicable periods of notice and grace, Landlord shall not enter into such third-party lease which includes space on the 3rd floor of One Copley Place until Landlord first offers in writing (the “RFR Notice”) to lease the space which includes such 3rd floor space (the spaceso offered referred to herein as the RFR Space) to Tenant on the terms and conditions contained in a letter of intent (a “LOI”) executed by anunrelated third party which desires to lease such space. Without limiting the generality of the foregoing, in the event the RFR Space includes space on floors of One Copley Place other than the 3rd floor, Tenant’s rights hereunder shall only be exercisable if Tenant agrees to lease all of the RFR Space subject to the other conditions of this subparagraph B.

If Tenant has the rights referred to in the preceding grammatical paragraph, (x) Landlord shall deliver a copy of the LOI to Tenant with the RFR. Notice and (y) Tenant shall have the right to lease the RFR Space on the terms and conditions set forth in the LOI, which right Tenant may exercise by giving written notice to Landlord within ten (10) business days of receiving the RFR Notice from Landlord; provided, however, if Tenant fails to exercise such right, Landlord shall be free to lease the RPR Space according to the terms and conditions of the LOI and such other terms that are not materially inconsistent with, or more favorable than, the terms and conditions of the LOI, but if Landlord fails to consummate such a lease of the RPR Space with the proposed tenant under the LOI, Tenant shall again have a right of first refusal to lease all or any portion of the 3rd floor of One Copley Place in accordance with and subject to the provisions of this Section (that is, the procedures of the first sentence of this Section shall again be invoked and Tenant’s rights shall be subject to the Registry continuing to occupy the space by reason of holdover, amendment of lease or new lease whether there was an intervening aborted attempt to lease to a third party as described above).

In the event the Tenant fails to exercise the aforesaid right and space which was part of the RPR Space on the 3rd floor of One Copley Place is subsequently leased to a third party or parties (such third party or third parties being referred to herein as the ‘The Successor Tenant(s)”) and such of the RFR Space as was so leased is thereafter available for lease (in whole or in part) during the term of this Lease, the Tenant shall again have the rights with respect to the such space as RFR Space as are set forth in the first two grammatical paragraphs of this subparagraph B (with the designation “Registry” being replaced in clause (ii) of this sentence with “The Successor Tenant(s)” in such grammatical paragraphs, it being theintention that such rights subject to the limitations on such rights and particularly subject to the right of the Landlord to make any kind of occupancy agreement with The Successor Tenant(s) as Landlord in its sole discretion determines without interference by the Tenant. Thus, as is the

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case with occupancy by the Registry, the Tenant shall have no right hereunder as to any part of the 3rd floor of One Copley Place which The Successor Tenant(s) continues to occupy after the date on which its then current lease of all or a portion of the 3rd floor of One Copley Place would otherwise terminate incident to a renegotiation of the then-current lease(s) or an extension of the then current lease(s) or a re-leasing to The Successor Tenant(s) of the 3rd floor of One Copley Place, or a part thereof, and Landlord expressly negates any implication that it has any responsibility to the Tenant to assure that all or any portion of the 3rd floor of One Copley Place becomes available to Tenant hereunder by terminating the tenancy of a then tenant.

If Tenant validly exercises its right to lease the RFR Space, it shall be added to the Premises, effective as of the date (the “RFR Space Effective Date”) which is the later to occur of the date set forth in Landlord’s notice or, if the Registry holds over, the date on which the Registry vacates all or that portion of the RFR Space occupied by the Registry, on the terms and conditions specified in the RFR Notice and otherwise on the terms and conditions of this Lease, modified as necessary to make the same consistent with the RFR Notice.

In the event that Tenant shall exercise Tenant’s right to add the RFR Space to the Premises, as of the RFR Space Effective Date:

(i)                                     the Premises shall be deemed to include the RFR Space, with the result that all references in this Lease to the “Premises” (except for references to such term in this Paragraph) shall thereafter be and be deemed to be, for all purposes hereunder, references to the Premises and such space except to the extent such references are necessarily modified or impacted by the terms of the RHR Notice;

(ii)                                  Tenant shall accept the RFR Space in “AS IS, WHERELOCATED” condition except Landlord shall deliver the same in a broom clean condition, free of all occupants, and all work necessary to prepare the RFR I Space for Tenant’s occupancy shall be performed by Tenant pursuant to plans and specifications therefor prepared by Tenant and subject to Landlord’s prior written approval (such approval not to be unreasonably withheld, conditioned or delayed), all at Tenant’s sole cost and expense but, notwithstanding the foregoing, Landlord shall, at itsexpense, make such modifications, if any, as are necessary to bring the atrium wall adjacent to the space into compliance with the state building and fire codes; and

(iii)                               Tenant’s Proportionate Share shall be increased to take into account the additional floor area of the RFR Space in a manner consistent

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with the RFR Notice. In the year in which the RFR Space is delivered, Tenant’s Proportionate Share applicable to the RFR Space shall be proportionately allocated between the period prior to and the period subsequent to the delivery of the RPR Space.

If Tenant timely exercises its rights hereunder so that all or a part of: the 3rd. floor of One Copley Place becomes a part of the Premises under this Lease but the 2nd floor of One Copley Place is not a part of the Premises under this Lease, and Landlord subsequently determines to make all or a portion of the 2nd floor of One Copley Place available for lease, as of the date on which the lease of the current tenant of such space expires or is terminated (as the case may be) which Landlord reasonably and in good faith estimates will be not be less than three (3) years prior to the end of the then Term of this Lease, to third parties other than the then tenant(s) by reason of such tenant not having (x) renewed or extended its Lease for the 2nd floor space in whole or in part or (y) entered into a new lease or an amendment of its existing lease with respect to the 2nd floor of One CopleyPlace), and provided Tenant is not then in default of its obligations under this Lease beyond applicable periods of notice and grace, Landlord shall promptly notify (the “RFO I Notice”) Tenant of the terms under which it intends to offer the space on the 2nd floor of One Copley Place which will no longer be leased to the such tenant (the “RFO I Space”) and the date as of which Landlord estimates the RFO I Space will be available and Tenant shall have the right, by notice to Landlord given within thirty (30) days after receipt of Landlord’s notice by Tenant to add such space to the Premises, effective as of the date (the “RFO I Effective Date”) which is the later to occur of the date set forth in Landlord’s notice or, if the then tenant holds over, the date on which the then tenant vacates the RFO I Space, on the terms and conditions specified in Landlord’s notice and otherwise on the terms and conditions of this Lease.

In the event that Tenant shall exercise Tenant’s right to add the RFO I Space to the Premises, as of the RFO I Effective Date:

(i)                                     the Premises shall be deemed to include the RFO I Space, with the result that all references in this Lease to the “Premises” (except for references to such term in this Paragraph) shall thereafter be and be deemed to be, for all purposes hereunder, references to the Premises and such space; except to the extent such references are necessarily modified or impacted by the terms of the RFO I Notice;

(ii)                                  Tenant shall accept the RFO I Space in “AS IS, WHERE LOCATED” condition except Landlord shall deliver the same in a broom clean condition, free of all occupants, and all work necessary to prepare the RFO I Space for Tenant’s occupancy shall be performed by Tenant

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pursuant to plans and specifications therefor prepared by Tenant and subject to Landlord’s prior written approval (such approval not to be unreasonably withheld, conditioned or delayed), all at Tenant’s sole cost and expense but, notwithstanding the foregoing, Landlord shall at its expense, make such modifications, if any, as are necessary to bring the atrium wall adjacent to the space into compliance with the state building and fire codes; and

(iii)                               Tenant’s Proportionate Share shall be increased proportionately to take into account the additional floor area of the RFO I Space in a manner consistent with the RFO I Notice. In the year in which the RFO I Space is delivered, Tenant’s Proportionate Share applicable to the RFO I Space shall be proportionately allocated between the period prior to and the period subsequent to the delivery of the RFO I Space.

In the event the Tenant fails to exercise the aforesaid right and (i) Landlord has failed to enter into a lease of the RFO I Space within.sixty (60) days of the RFO I Notice or (ii) after the RFO I Space is subsequently leased to a third party or parties and the RFO II Space is thereafter available for lease in whole or in part during the term of this Lease, the Tenant shall again have the rights with respect to all or such portion of the RFO I Space as are set forth in the two grammatical paragraphs immediately preceding this grammatical paragraph, it being the intention hereof that such rights shall be subject to the limitations on such rights and particularly the right of the Landlord to make any kind of occupancy agreement with the then tenant(s) as Landlord in its sole discretion determines without interference by the Tenant. Thus, the Tenant shall have no right hereunder if the then tenant continues to occupy all or any part of the 2nd floor of One Copley Place after the date on which its then current lease of all of a, portion of the 2nd floor of One Copley Place would otherwise terminate incident to a renegotiation of the then current lease(s) or an extension of the then current lease(s) or a re-leasing to the then tenant of all or a portion of the 2nd floor of One Copley Place, and Landlord expressly negates any implication that it has any responsibility to the Tenant to assure that all or any portion of the 2nd floor of One Copley Place becomes available to Tenant hereunder by terminating the tenancy of the then tenant.

If Tenant does not exercise the right to lease such space and thereafter Landlord proposes to lease such space to a third party on terms which vary from those contained in Landlord’s notice, Landlord shall again, and before leasing such space to another party, offer the space to Tenant in written notice upon such varied terms and Tenant shall have thirty (30) days after receipt of such notice to add such space to the Premises on such varied terms.

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If Tenant timely exercises its rights hereunder so that all or a part of the 2nd floor of One Copley Place becomes a part of the Premises under this Lease but the 1st floor of One Copley Place is not a part of the Premises under this Lease, and Landlord subsequently determines to make all or a portion of the 1st floor of One Copley Place available for lease, as of the date on which the lease of the current tenant of such space expires or is terminated (as the case may be) which Landlord reasonably and in good faith estimates will be not be less than three (3) years prior to the endof the then Term of this Lease, to third parties other than the then tenant(s) by reason of such tenant not having (x) renewed or extended its lease for the 1st floor space in whole or in part or (y) entered into a new lease or anamendment of its existing lease with respect to the 1st floor of One Copley Place), the three grammatical paragraphs immediately preceding this grammatical paragraph shall be changed, mutatis mutandis, so that Tenant shall have the same rights with respect to such 1st floor space as are described in the foregoing provisions of this subparagraph B with respect to RFO I Space, subject to the same limitations and conditions, and without limiting the generality of the foregoing, references to “2nd floor of One Copley Place” shall be read as references to the “1st floor of One Copley Place” and references to “RFO I Space” shall be read as references to “RFO II Space.”

If the RFR Effective Date, the RFO I Effective Date or the RFO II Effective Date, as applicable, has not occurred within sixty (60) days after the delivery date set forth in the applicable Landlord’s notice, Tenant shall have the right to terminate its obligations with respect to the space which would otherwise become a part of the Premises pursuant to Tenant’s notice given in response to the RFR Notice, the RFO I Notice or the RFO II Notice, as applicable by notice to the Landlord given RFO II not more than ten (10) days after the expiration of such sixty (60) day period. Landlord agrees that in the event it becomes aware that the current tenant of the RFR Space, the RFO I Space or the RFO II Space may holdover in such space beyond the date specified as the delivery date in the applicable Landlord’s notice, Landlord shall, if Tenant has exercised its rights to add such space to the Premises, promptly notify Tenant of the same and shall provide regular updates to Tenant as to the status of the holdover tenant and that date on which it intends to vacate the applicable space.

2.                                       Paragraph 1 of the Lease is hereby further amended as follows:

(a)                                  Ninety (90) days after the Area C and D Delivery Date (the “Area C and D Rent Commencement Date”), the section thereof captioned “Base Rent” shall read in its entirety as follows:

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“Base Rent:                                                           (i) From the Area A Rent Commencement Date through the date immediately preceding the Area B Rent Commencement Date, at the rate of One Million Three Hundred Thousand Eight Hundred Six and no/100 Dollars ($1,398,756.00) per annum, in equal monthly installments of One Hundred Sixteen Thousand Seven Hundred Thirty-Three and 83/100 Dollars ($116,563.00) (computed on the basis of $41.00 per rentable square foot per annum on 34,116 rentable square feet of space); (ii) from the Area B Rent Commencement Date through the day prior to the Area C and D Rent Commencement Date, at the rate of Two Million Five Hundred Seventy-One Thousand Twenty-Eight and no/100 Dollars ($2,571,028.00) per annum, in equal monthly installments of Two Hundred Fourteen Thousand Two Hundred Fifty-Two and 33/100 Dollars ($214,252.33) (computed on the basis of $41.00 per rentable square foot per annum on 62,708 rentable square feet of space); (iii) from the Area C and D Rent Commencement Date through the day prior to the fifth (5th) anniversary of the Area B Rent Commencement Date, at a rate equal to the sum of Six Million Eight Hundred Sixty-One Thousand Five Hundred Seventeen and no/100 Dollars ($6,861,517.00) per annum, in equal monthly installments of Five Hundred Seventy-One Thousand Seven Hundred Ninety-Three and 08/100. Dollars ($571,793.08) (computed on the basis of $41.00 per rentable square foot per annum on 62,708 rentable square feet of space in Area A and Area B, collectively and $49.00 per rentable foot on 87,561 rentable square feet of space in Area C and Area D, collectively; and (iv) from the fifth (5th) anniversary of the Area B Rent Commencement Date through October 30,2007, at the rate of Seven Million Forty-Nine Thousand Six Hundred Forty-One and no/100 Dollars ($7,049,641.00) per annum, in equal monthly installments of Five Hundred Eighty-Seven Thousand Four Hundred Seventy and O8/100 Dollars ($587,470.08) (computed on the basis of $44.00 per rentable square foot per annum on 62,708 rentable square feet of space in Area A and Area B, collectively and $49.00 per rentable

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foot on 87,561 rentable square feet of space in Area C and Area D, collectively. (See Paragraph 4)”

(b)           The section thereof captioned “Tenant’s Proportionate Share’’ shall read in its entirety as follows:

“Tenant’s Proportionate Share:         With respect to the portion of Operating Expenses payable with respect to Area A and Area B, collectively, (i) for the period from the Area A Rent Commencement Date through the day immediately preceding the Area B Rent Commencement Date, 4.2499% (computed on the basis of 95% occupancy) and thereafter, 7.812% (the “Area A/B Proportionate Share”), and with respect to the portion of Operating Expenses payable with respect to Area C and Area D commencing on the Area C and D Rent Commencement Date, collectively, 10.908% (the “Area C/D Proportionate Share”), such percentages having been computed based on 95% occupancy of the Building and being subject to adjustment as provided in Paragraph 41 hereof.”

(c)           The section thereof captioned “Base Year” shall read in its entirety as follows:

“Base Year:                                           As to Area A and Area B, the Calendar Year 1999 and as to Area C and Area D, the Calendar Year 2001.”

(d)           The section thereof captioned “Base Year Operating Expenses” shall read in its entirety as follows:

“Base Year Operating Expenses:       As to Area A and Aiea B, the amount of Operating Expenses incurred with respect to Calendar Year 1999 (the “A/B Operating Expense Base”) and as to Area C and Area D, the amount of Operating Expenses incurred with respect to Calendar Year 2001 (the “C/D Operating Expense Base”).”

3.             Paragraph 5B of the Lease, Expense Adjustment, is hereby amended so that the first sentence thereof shall read as follows:

“Tenant shall pay to Landlord or Landlord’s agent as Additional Rent, an amount (“Expense Adjustment Amount”) equal to the sum of (i) the Area

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A/B Proportionate Share (as defined in Paragraph 1 of this Lease) of the amount by which Operating Expenses incurred with respect to each Calendar Year exceeds A/B Operating Expense Base (as defined in Paragraph 1 of this Lease) plus (ii) for and with respect to all periods from and after the Area C and D Rent Commencement Date, the Area C/D Proportionate Share (as defined in Paragraph 1 of this Lease) of the amount by which Operating Expenses incurred with respect to each Calendar Year exceeds C/D Operating Expenses (as defined in Paragraph I of this Lease). With respect to any Calendar Year within which Areas A, B, C and/or D are added to the Premises, Tenant’s Expense Adjustment Amount shall be prorated based on the portion of such Calendar Year that such space is a part of the Premises.”

4.             Area C and Area D shall be delivered on April 1, 2002 (the “Scheduled Area C and D Delivery Date”) in an “AS IS, WHERE LOCATED” condition except Landlord shall deliver the same in a broom clean condition, free of all occupants and furniture and excess equipment associated with the data center currently in the 4/5 Space removed but, notwithstanding the foregoing, Landlord shall, at its expense, make such modifications as are necessary to bring the atrium wall adjacent to the space into compliance with the state building and fire codes with all mechanical and electrical systems in good working order. In the event that Area C and/or Area D is not delivered to Tenant in the condition required pursuant to this Section 4 on the Scheduled Area C and D Delivery Date, then the provisions of Section 3.A of the Lease shall apply thereto except that the phrase “Area C” shall be substituted for “Area A”, the phrase “Area D” shall be substituted for “Area B”, the phrase “Scheduled Area C and D Delivery Date” shall be substituted for the phrase “Area A Commencement Date”, the phrase “Scheduled Area C and D Delivery Date” shall be substituted for the phrase “Area B Commencement Date”, the phrase “Area C and D Rent Commencement Date” shall be substituted for the phrase “Area A Rent Commencement Date”, the phrase “Area C and D Rent Commencement Date” shall be substituted for the phrase “Area B Rent Commencement Date”, the date “April 15, 2002” shall be substituted for “January 15, 2000”, the date “April 16, 2002” shall be substituted for “January 16, 2000”, the date “April 30, 2002” shall be substituted for “February 15, 2000” and the date “May 5, 2002” shall be substituted for February 20, 2000” and the termination rights of Tenant shall only apply as to such area as is not delivered on the applicable termination dates, and not with respect to the entire Lease. Tenant shall also have the early access rights with respect to Areas C and/or D as described in Section 3.B of the Lease and Landlord shall provide Tenant with reasonable access to such other areas of the Building as are necessary to the construction of the Tenant Work. The date on which Area C and Area D are delivered in the condition required above shall be the “Area C and D Delivery Date.”

5.             Tenant shall be responsible for all construction of the Premises and all costs related thereto except as hereinafter provided. Such construction shall be accomplished in accordance with the work letter attached hereto as Exhibit ”Work Letter*1 and made a part hereof (the “Work Letter” for purposes hereof). The sum which is the

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lesser of (a) the amount spent by Tenant on its “Qualified Costs” incurred in construction of the Premises as certified to Landlord by Tenant and, as to construction, wiring and cabling costs, by Tenant’s Architect and (b) an amount (Landlord’s Base Allowance”) equal to $1,751,220 shall be paid by the Landlord as the Landlord’s contribution toward  Tenant’s Work (as defined in the Work Letter). .Such amount shall be due and payable by Landlord as described in the Work Letter. For purposes hereof, “Qualified Costs” shall mean actual out-of-pocket costs for (a) preparation of drawings and other expenses incurred in connection with construction of the 4/5 Space, including without limitation permit fees and costs of labor and materials, (c) construction of the Premises in accordance with Working Drawings for such space approved by Landlord, and payment with respect to Qualified Costs to be made, in a manner consistent with the Work Letter, (d) wiring and cabling in the Premises and (e) architectural, engineering and other professional fees relating to construction of the Premises. Landlord hereby agrees that Tenant shall have the right to use Lee Kennedy Company, Inc., Payton Construction Corporation, Turner Construction Company or H&H Builders for the construction of Tenant’s Work, so long as the work is union.

In the event Qualified Costs are less than the Landlord’s Base Allowance, Landlord shall allow Tenant a credit against Rent in an amount equal to the difference between such amounts. Such credit shall be applied pro rata over the term of this Lease.

6.             Any term contained in this Second Amendment to Lease having an initial capital letter and not otherwise herein defined shall have the meaning assigned to it in the Lease.

7.             The Lease, as hereby amended, is ratified and confirmed and remains in full force and effect, and rights of Tenant contained in the Lease shall apply to Area C and Area D, including without limitation, the right to connect such areas to the Equipment described in Section 42 of the Lease.

8.             Paragraph 37 of the Lease is amended so that Tenant shall have the right to eighteen (18) non-reserved parking spaces and such paragraph is further amended so that at least two (2) of such non-reserved parking spaces shall at all times be located in the garage located within and serving the Property.

9.             The first sentence of Paragraph 38 of the Lease shall be modified so as to read in its entirety as follows:

“Tenant shall have the right to install in the lobby of each floor of One Copley Place on which a part of the Premises is located, building standard signage, at Tenant’s sole cost and expense.”

10.           Landlord represents and warrants that Metropolitan Life Insurance Company continues to hold the only mortgage which encumbers the Property and that

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such mortgage is the same mortgage which encumbered the Property as of August 2, 1999.

11.           Landlord represents and warrants that it may enter into this Second Amendment of Lease without the consent or approval of any other party.

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed as of the date first above written.

LANDLORD:

COPLEY PLACE ASSOCIATES, LLC,
a Delaware limited liability company

By:	Overseas Management, Inc.,
a Delaware corporation,
Managing Agent

	By:	/s/ Paul C. Grant
Paul C. Grant
Its Vice President and
General Manager

TENANT:

INVESTORS BANK & TRUST
COMPANY, a Massachusetts trust company

By:	/s/ Kevin J. Sheehan
Kevin J. Sheehan
President and Chief Executive Officer

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EXHIBIT WORK LETTER

INVESTORS BANK & TRUST COMPANY

BOSTON, MASSACHUSETTS

WORK LETTER

This is the Work Letter referred to and specifically made a part of the Second Amendment to Lease to which this Work Letter is attached, covering premises defined in the Second Amendment to Lease as the 4/5 Space and referred to herein 35 the “New Premises”, as more particularly described in said Second Amendment to Lease, in the Building known as One Copley Place, Boston, Massachusetts.

A.            Space Design Package

Landlord shall promptly after the execution of the Lease furnish to Tenant one (1) reproducible sepia and one (1) blue-line print of the demise layout of the Premises, and the Landlord’s design guidelines and standard improvement details (“Landlord’s Design Criteria”) which gives the technical and design information relative to the Premises, (collectively, “Landlord’s Space Design Package”). Landlord gives no assurance that the sepia and print provided accurately present existing conditions; it is Tenant’s responsibility to field verify conditions.

B.            Space Layout

1.             Prior to commencing construction of the New Premises, Tenant agrees to deliver to Landlord one (1) set of sepia reproducibles and two (2) sets of blue-line prints of Tenant’s approved Space Layout (the “Space Layout”) of the New Premises sufficiently complete to permit preparation of architectural, structural, plumbing, fire protection, mechanical and electrical engineering drawings for the New Premises. The Space Layout shall designate and include all Tenant finish work (“Tenant Improvement Work”) and shall specifically include, without limitation:

a.             Partition layout and door location;

b.             Electrical outlet locations, data cable, sound system, paging system, etc. and anticipated usage thereof.

c.             Tenant’s telephone system indicating location of outlets.

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d.             Reflected ceiling plan, including ceiling grid, lighting, switching, sprinkler, diffusers, registers, speakers and all other items necessary for the engineering design to be incorporated in the Working Drawings (hereinafter defined).

e.             Tenant’s anticipated occupancy loads for any area in which such occupancy load is expected to be in excess of building standard heating, ventilation, air conditioning, electrical and structural designs (e.g., computer rooms, print/copy machines., equipment to be used in any luncheon areas, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require structural, mechanical, fire protection, electrical, or life safety modifications [above that set forth in Landlord’s Design Criteria]).

2.             Within seven (7) days of Landlord’s receipt of Tenant’s Space Layout, Landlord shall review the same for compliance with the intended space usage requirements of the New Premises consistent with the Lease, and return to Tenant one (1) sepia of the same with Landlord’s comments.

3.             Landlord’s review of the Space Layout shall not imply (i) approval by Landlord as to compliance of the Space Layout with the requirements of applicable codes, rules or regulations of any governmental agencies having jurisdiction over the New Premises or (ii) the Space Layout’s compatibility with the Building’s shell and core construction. Tenant understands that the obtaining of all permits to comply with all applicable codes, rules and regulations and the compatibility of the Space Layout with the Building’s shell and core construction is Tenant’s responsibility. Landlord will cooperate with Tenant, at Tenant’s expense, in Tenant’s applications for permits and, where necessary, will make such certifications in connection with such applications as are required and correct.

C.            Working Drawings

1.             Within thirty (30) days (the “Working Drawing Delivery Date”) of Tenant’s receipt of Landlord’s comments on the Space Layout, Tenant agrees to deliver to Landlord one (1) set of sepia reproducibles and three (3) sets of blue-line prints of working drawings and specifications for the New Premises (hereinafter

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referred to collectively as “Working Drawings”) prepared, at Tenant’s sole cost and expense by an architect (“Tenant’s Architect”) licensed in the Commonwealth of Massachusetts and reasonably acceptable to Landlord.  Landlord hereby approves Dick Davis and Associates as Tenant’s Architect. All structural, plumbing, fire protection, mechanical and electrical engineering aspects of the Working Drawings shall be prepared by engineers approved by the Landlord, such approval to be not unreasonably withheld.

2.             Within fourteen (14) days after receipt of Tenant’s Working Drawings, Landlord shall return to Tenant one (1) sepia set of same marked “Approved”, “Approved as Noted’, or “Disapproved as Noted, Revise and Resubmit”.  If said Working Drawings are returned to Tenant marked “Disapproved as Noted, Revise and Resubmit (in which event, Landlord shall state the reasons for such disapproval), such drawings shall be revised by Tenant to incorporate Landlord’s reasonable comments and resubmitted to Landlord within twenty-one (21) days and the same procedure shall be repeated until Landlord fully approves the Working Drawings, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord shall not withhold approval based on purely aesthetic considerations so long as the offending aesthetics are not visible outside of the space.

3.             It is understood that the Working Drawings are to be consistent with and a logical extension of the approved Space Layout. Any inconsistencies between the Working Drawings and the shell and core construction of the Building shall be Tenant’s sole responsibility. Tenant shall also be solely responsible for the completeness of the Working Drawings.

4.             In the event Landlord approves the Working Drawings, such approval shall not limit Landlord’s right to require changes in portions of the Working Drawings which are incompatible with Landlord’s Design Criteria or which adversely affect Building structure, systems or the availability to Landlord of third party warranties. When the Working Drawings are approved by Landlord and Tenant, they shall be acknowledged as such by Landlord and Tenant signing each sheet of the Working Drawings and a complete copy of the Working Drawings shall be provided to Landlord by Tenant.

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D.            Payment for Tenant Improvement Work

1.             Tenant shall submit to Landlord monthly requests for payment (“Request for Payment”) as Qualified Costs (as defined in the Second Amendment to Lease to which this Work Letter is attached) are incurred. Such Requests for Payment shall be for the portion of the Work completed during the period covered by such Request for Payment less the customary retainage (which retainage shall be paid within thirty (30) days of completion of the Work). Landlord shall make payments under each Request for Payment an amount equal to the amount shown on the Request for Payment as due and payable for Work completed (less amounts which were the subject of prior Requests for Payment and are to be paid under such prior Requests) multiplied by a fraction, the numerator of which is Landlord’s Base Allowance and the denominator of which is the total of Qualified Costs reasonably estimated by Tenant (based upon contracts for such work) as the total Qualified Costs for construction of the New Premises. Payments due hereunder from Landlord shall be made within thirty (30) days of submission of completed Requests for Payment.  To the extent Landlord has approved any changes (as defined below), Landlord will pay the cost thereof after substantial completion of construction of the New Premises to the extent the total Qualified Costs do not exceed Landlord’s Base Allowance. Tenant shall pay all costs incurred in connection with such changes, subject to Landlord’s later reimbursement. Notwithstanding the foregoing, Landlord will have no obligation with respect to any Request for Payment if Tenant has not theretofore made all payments due from Tenant with respect to construction or if Tenant’s construction has resulted in any liens then encumbering the Building or if Landlord’s documentation with respect to the Request for Payment is not reasonably satisfactory to Landlord.

2.             In the event Landlord does not timely fund any portion of the Qualified Costs for which Landlord is responsible hereunder, Tenant shall notify Landlord of Landlord’s failure and if Landlord does not cure the same within thirty (30) days of such notice, Tenant may make such payment and the amount for which Landlord was responsible may be offset by the Tenant against rent payments under the Lease thereafter becoming due.

E.             Changes to the Work

A material change to the Work may be made only by a written request of the Tenant, accompanied by a Field Order Form describing the change.

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Upon approval of a proposed Change to the Work, Tenant shall cause changes to the Working Drawings to be made to reflect the changes to the Work and Tenant will supply revised Working Drawings to the Landlord.  Such changes to the Working Drawings must be consistent with the description of the change in Landlord’s Field Order Form.

F.             Performance of Work

Tenant agrees that all construction, and services and work performed on the New Premises including installation of telephone and carpeting, and delivery of materials and personal property to the New Premises on behalf of or for the account of Tenant shall be performed or delivered, as the case may be only by persons whose employment for such tasks shall not result in any work stoppage or slow-down by union members working in the Building.

G.            Access

Landlord shall allow such Tenant contractors to have access to the Building and to use the freight elevator serving the Building. Scheduling to the use of the freight elevator shall be as reasonably determined by the Landlord.

H.            Tenant’s Representative; Tenant’s Contractor

Tenant hereby designates Richard D. Bartony as its sole representative with respect to the matters set forth in this Work Letter and such person shall have full authority and responsibility to act on behalf of Tenant as required herein. Tenant’s Architect shall not be an authorized representative of Tenant unless Tenant specifically advised Landlord in writing of such designation.

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THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE is made and entered into as of the 18 day of March, 2005 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the “Landlord”), and INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company (the “Tenant”).

Reference is made to the following:

A.            That certain lease dated as of August 2, 1999 by and between Landlord, as the “Landlord” therein named, and Tenant, as the “Tenant” therein named, as amended by a First Amendment to Lease dated August 4th, 2000 and a Second Amendment to Lease dated May   , 2001 (the lease as so amended, the “Lease”), relative to premises consisting of 44,072 rentable square feet of space comprising the entire Fourth Floor of One Copley Place, designated as Area D in the Lease; 43,489 rentable square feet of space comprising the entire Fifth Floor of One Copley Place, designated as Area C in the Lease; 28,592 rentable square feet of space on the Sixth Floor of One Copley Place, Boston, Suffolk County, Massachusetts, designated as Area B in the Lease; and 34,116 rentable square feet of space on the Seventh Floor of One Copley Place, designated at Area A in the Lease, as more particularly described in the Lease (collectively, the “Premises”); and

B.            Landlord and Tenant desire to amend the Lease to extend the Term, determine Rent payable during the extension of the Term and make certain other modifications to the Lease as are hereinbelow set forth.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease and otherwise agree as follows:

1.             Termination Date.  To extend the Term of the Lease to December 31, 2014, and consistent therewith to amend the caption “Termination Date” in Paragraph 1 of the Lease to read in its entirety as follows:

“Termination Date:                      December 31, 2014, unless sooner terminated as provided in this Lease.”

2.             Base Rent.  To provide for the Base Rent to be paid after October 31, 2007 through the Termination Date, and consistent therewith to amend the caption “Base Rent” in Paragraph 1 of the Lease by adding at the end thereof, immediately prior to the parenthetical expression “(See Paragraph 4)” the following sentence:

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“From November 1, 2007 through June 30, 2008, no Base Rent shall be payable; from July 1, 2008 through December 31, 2010, at the rate of Four Million Six Hundred Fifty- Eight Thousand Three Hundred Thirty-Nine and no/100 Dollars ($4,658,339.00) per annum, in equal monthly installments of Three Hundred Eighty-Eight Thousand One Hundred Ninety-Four and 92/100 Dollars ($388,194.92) (computed on the basis of $31.00 per rentable square foot per annum on 150,269 rentable square feet of space); and from January 1, 2011 through December 31, 2014, at the rate of Five Million One Hundred Nine Thousand One Hundred Forty-Six and no/100 Dollars ($5,109,146.00) per annum, in equal monthly installments of Four Hundred Twenty-Five Thousand Seven Hundred Sixty-Two and 17/100 Dollars ($425,762.17) (computed on the basis of $34.00 per rentable square foot per annum on 150,269 rentable square feet of space); provided, however, if prior to October 31, 2007, Tenant has not made alterations and/or additions to the Premises (in accordance with the requirements of Paragraph 10 of this Lease) which cost less than $751,345.00 in actual contractor costs (as distinguished from costs related thereto of architects, engineers and lawyers and other so-called “soft costs”, the Base Rent payable during the period commencing November 1, 2007 shall be increased by the difference between such costs and $751,345.00 and one-eighth of such difference shall accordingly be paid as Base Rent on the first day of each calendar month commencing November 1, 2007 and ending on June 30, 2008.”

3.             Proportionate Share.  To reflect the proper Tenant’s Proportionate Share relating to 150,269 rentable square feet in Paragraph 1 of the Lease (and subject to adjustment for changes in the rentable square footage of the Premises), the caption “Tenant’s Proportionate Share” therein shall for periods from and after the date hereof read in its entirety as follows:

“Tenant’s Proportionate Share:         18.7193% of Operating Expenses (computed on the basis of 95% occupancy), such percentages having been computed based on 95% occupancy of the Building and being subject to adjustment as provided in Paragraph 41 hereof.”

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4.             Base Year.  The caption “Base Year” in Paragraph 1 shall be amended to add thereto the following sentence:

“With respect to periods from and after November 1, 2007, for the Premises consisting of the 150,269 rentable square feet comprising the Premises on December 31, 2004, the Calendar Year 2007.”

and the caption “Base Year Operating Expenses” shall be correspondingly amended by adding thereto the following sentence:

“With respect to periods from and after November 1, 2007, for the entire Premises, the amount of Operating Expenses incurred with respect to Calendar Year 2007.”

5.             Expense Adjustment.  Paragraph 5B of the Lease, Expense Adjustment, is hereby amended so that the first sentence thereof shall read as follows:

“For periods through October 31, 2007, Tenant shall pay to Landlord or Landlord’s agent as Additional Rent, an amount (“Expense Adjustment Amount”) equal to the sum of (i) the Area A/B Proportionate Share (as defined in Paragraph 1 of this Lease) of the amount by which Operating Expenses incurred with respect to each Calendar Year exceeds A/B Operating Expense Base (as defined in Paragraph 1 of this Lease) plus (ii) for and with respect to all periods from and after the Area C and D Rent Commencement Date, the Area C/D Proportionate Share (as defined in Paragraph 1 of this Lease) of the amount by which Operating Expenses incurred with respect to each Calendar Year exceeds C/D Operating Expense Base (as defined in Paragraph 1 of this Lease).  With respect to any Calendar Year within which Areas A, B, C and/or D are added to the Premises, Tenant’s Expense Adjustment Amount shall be prorated based on the portion of such Calendar Year that such space is a part of the Premises.  For periods from and after November 1, 2007, the Expense Adjustment Amount shall be Tenant’s Proportionate Share (as defined in Paragraph 1 of this Lease) of the amount by which Operating Expenses incurred with respect to each Calendar Year exceeds Base Year Operating Expenses for the applicable Base Year (as defined in Paragraph 1 of this Lease).”

6.             Compliance with Laws.  Subclause (iii) of the second sentence of Paragraph 7 is hereby amended to delete the words “on and after the Area A Commencement Date as to Area A and the Area B Commencement Date as to Area B” therefrom.

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7.             Signage.  Paragraph 38 of the Lease is hereby amended to read in its entirety as follows:

“38.         SIGNAGE.

Tenant shall have the right, at Tenant’s sole cost and expense, to install signage at the entrance to Tower One, subject to Landlord’s approval not to be unreasonably withheld.  Tenant shall also have the right to install in the lobby of each floor of One Copley Place (and if any portion of the Premises should hereafter be located in Two Copley Place, then also on each such floor of Two Copley Place) on which a part of the Premises is located, building standard signage, at Tenant’s sole cost and expense.  Landlord shall, at its expense, provide building standard signage, naming the Tenant and its location, on building directories located in the Sky Lobby and in the lobby of One Copley Place” (and if any portion of the Premises should hereafter be located in Two Copley Place, then also on each such floor of Two Copley Place).

8.             Extension.  Paragraph 40 of the Lease is hereby amended to read in its entirety as follows:

“40.         EXTENSION OPTIONS.

A.            Tenant shall have the right to extend the Term of this Lease for two (2) successive additional five (5) year periods, such right of Tenant to be conditioned upon this Lease at the time of election being in full force and effect and Tenant not then being in default under this Lease beyond any applicable notice and cure period, the first such extension period to commence upon the expiration of the original Term of this Lease and the second such extension period to commence upon the expiration of the first extension period, but only if the first right of extension was timely and properly exercised.

B.            Tenant’s rights of extension shall be exercised, if at all, by written notice to Landlord given at least twelve (12) months prior to the expiration of the then current term of this Lease.  If a notice is given in compliance with the provisions hereof, this Lease shall, thereupon, be extended for the applicable period, subject to the terms of this paragraph, without the need for any further instrument to be executed (but either party shall execute such a confirmatory instrument upon the request of the other); and if no such notice is given, Tenant’s right of extension shall be null and void.  All of the terms, conditions and provisions of this Lease shall be applicable to any extension of the Term hereof, as if the termination date of the extension period were the date originally set forth herein for the expiration of the Term, except that (i) the exercised right of

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extension shall be of no further force or effect, so that there shall be no further right of extension except, during the first extension term, for Tenant’s right to extend for a second extension term as provided in this Paragraph 40, (ii) the Base Rent during the extension period shall be ninety-five percent (95%) of the “Fair Market Rent” (as hereinafter defined) and (iii) the Base Year shall be the calendar year in which the extension Term begins.

C.            “Fair Market Rent” shall mean the rent for Class A office space in the Back Bay area similar in size, condition of building, and services provided for a term of five (5) years as of the date the extension is to commence, (i) without taking into account actual improvements (regardless of who paid for such improvements), or the cost of demolition of the space, and (ii) taking into account the Base Year and the magnitude of free rent, if any, buildout allowance, if any, and other market tenant inducements which would be offered to new tenants but are not being offered to Tenant and (iii) taking into account the brokerage commissions, if any, to be paid in connection with the renewal and compared to the market commission for 5-year leases.

D.            Within fifteen (15) days after exercise of an extension right, but not earlier than fifteen (15) months prior to the expiration of the then Term, Landlord shall provide Tenant with its quotation of the “Fair Market Rent” as of the first day of the extension period.  If within thirty (30) days of having received Landlord’s quotation, Tenant shall not have notified Landlord of its objection to Landlord’s quotation and of Tenant’s calculation of Fair Market Rent, the “Fair Market Rent” quoted by Landlord shall be the new Base Rent.  If Tenant so notifies Landlord, the parties shall discuss the matter in good faith for thirty (30) days after Tenant’s notice.  If within forty-five (45) days of having received Tenant’s notice the parties have not agreed in writing, then, Landlord and Tenant shall, during a period of forty-five (45) days, attempt to agree on an arbitrator not affiliated with either party (and if they are unable to do so, either party may request that the President of the American Arbitration Association in Boston choose an arbitrator (as promptly as possible) meeting the criteria of the second to last sentence of this grammatical paragraph).  Such arbitrator shall have a period of thirty (30) days to pick either Landlord’s quotation of “Fair Market Rent” or Tenant’s determination of “Fair Market Rent” as the “Fair Market Rent” hereunder.  Such arbitrator shall have at least ten (10) years’ experience in the valuation and appraisal of office rents real estate in the Greater Boston area.  “Fair Market Rent” so determined by the arbitrator shall be the new Base Rent and shall be binding on the parties.

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The expenses of the arbitrator shall be borne equally by the Landlord and the Tenant.”

9.             Expansion.  Paragraph 41A of the Lease is hereby amended to read in its entirety as follows:

“A.          Provided that Tenant is not in default under this Lease beyond any applicable notice and cure period at the time of exercise of the option then being exercised, Tenant shall have options to expand the Premises in each of calendar years 2008 and 2011 to include an additional 15,000 to 25,000 rentable square feet (which may be reduced as described below in this Paragraph 41 A) of space in the Building (each such space, an “Expansion Space” and the location in the Building being solely within the Landlord’s discretion so long as the entire square footage of the Expansion Space offered to Tenant constitutes a single block of space on one floor of the Building) for a term beginning on the Expansion Date (as hereinafter defined) and ending on the Termination Date.  No later than twelve (12) months prior to the date in each of 2008 and 2011 in which Landlord anticipates an Expansion Space will be available for occupancy by Tenant (each such date an “Anticipated Expansion Date”), Landlord shall provide Tenant notice thereof, setting forth the size and location of the space covered by the option and the Anticipated Expansion Date for such Expansion Space.  Notwithstanding the foregoing, if during the twenty (20) month period preceding an Anticipated Expansion Date, Tenant exercises an option or options to acquire space pursuant to its rights under Paragraph 41B of this Lease, the amount of an Expansion Space which Landlord would otherwise be required to offer to Tenant under this Paragraph A may be reduced, at Landlord’s discretion by notice given within thirty (30) days of Tenant’s exercise of its rights under Paragraph 4IB, by the amount of square footage leased by Tenant during that twenty (20) month period pursuant to Tenant’s rights under Paragraph 41B, except that once Tenant has delivered Tenant’s Expansion Notice (as hereinafter defined), the amount of square footage of the applicable Expansion Space shall not be subject to reduction as aforesaid.  Tenant may exercise its options hereunder by providing notice of exercise (hereinafter, a “Tenant’s Expansion Notice”) to the Landlord not later than thirty (30) business days after its receipt of Landlord’s notice to Tenant of the availability of the Expansion Space, time being of the essence of Tenant’s rights hereunder.  A particular expansion shall be effective (notwithstanding the date of anticipated availability) on the date (each, an “Expansion Date”) on which Landlord delivers the Expansion Space to Tenant in broom clean condition, free of all occupants, but in no event prior to the Anticipated Expansion Date and in no event later than the last day of the calendar year in which such Expansion Space is to have been delivered pursuant hereto (i.e., 2008 or 2011).  In the event that Tenant

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shall fail timely to give Tenant’s Expansion Notice to Landlord as aforesaid, all obligations of Landlord pursuant to the applicable expansion option only shall terminate and be of no further force and effect.  In the event that Tenant shall give Tenant’s Expansion Notice to Landlord as aforesaid and does not withdraw such notice pursuant hereto, as of the applicable Expansion Date (except as otherwise provided below):

(i)            The Premises shall be deemed to include the applicable Expansion Space, with the result that all references in this Lease to the “Premises” (except for references to such term in this Paragraph) shall for periods from and after the applicable Expansion Date be and be deemed to be, for all purposes hereunder, references to the Premises, the applicable Expansion Space and any RFO Space (as defined in Paragraph 4IB of this Lease) and Expansion Space previously added to the Premises pursuant to this Paragraph 41.  The term for any Expansion Space shall be coterminous with the Term of this Lease for the Premises, as such Term may be extended pursuant to Paragraph 40 of this Lease;

(ii)           Base Rent for each Expansion Space shall be the Fair Market Rent.  “Fair Market Rent” for purposes of this Paragraph 41 shall mean the rent for Class A office space in the Back Bay area similar in size to the applicable Expansion Space, condition of building and services provided, for a term equal to the term (i.e., concluding December 31, 2014) for the applicable Expansion Space as of the applicable Expansion Date, (i) without taking into account actual improvements (regardless of who paid for such improvements), or the cost of demolition of the space, and (ii) taking into account the Base Year and the magnitude of free rent, if any, buildout allowance, if any, and other market tenant inducements, if any, otherwise included in rents being quoted, and (iii) taking into account the brokerage commissions, if any, to be paid in connection with the expansion and compared to the market commission for a lease for the duration of the term (i.e., concluding December 31, 2014) of the applicable Expansion Space.  In this connection, within fifteen (15) days after Tenant has given a Tenant’s Expansion Notice, Landlord shall provide Tenant with its quotation of the “Fair Market Rent” for the applicable Expansion Space as of the applicable Expansion Date.  If within thirty (30) days of having received Landlord’s quotation, Tenant shall not have notified Landlord of its objection to Landlord’s quotation and of Tenant’s calculation of Fair Market Rent, the “Fair Market Rent” quoted by Landlord shall be the increase to the Base Rent for that particular Expansion Space.  If Tenant so notifies Landlord, the parties shall discuss the matter in good faith for thirty (30) days after Tenant’s notice.  If within forty-five (45) days of having received Tenant’s notice the parties have not agreed in writing, then, Landlord and Tenant shall, during a period of

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forty-five (45) days, attempt to agree on an arbitrator not affiliated with either party (and if they are unable to do so, either party may request that the President of the American Arbitration Association in Boston choose an arbitrator (as promptly as possible) meeting the criteria of the second to last sentence of this grammatical paragraph).  Such arbitrator shall have a period of thirty (30) days to pick either Landlord’s quotation of “Fair Market Rent” or Tenant’s determination of “Fair Market Rent” as the “Fair Market Rent” hereunder for that particular Expansion Space.  Such arbitrator shall have at least ten (10) years’ experience in the valuation and appraisal of office rents real estate in the Greater Boston area.  “Fair Market Rent” so determined by the arbitrator shall be the increase in the Base Rent and shall be binding on the parties.

The expenses of the arbitrator shall be borne equally by the Landlord and the Tenant.

(iii)          Tenant shall accept the Expansion Space in “AS IS, WHERE LOCATED” condition except Landlord shall deliver the same in a broom clean condition, free of all occupants, and all work necessary to prepare the Expansion Space for Tenant’s occupancy shall be performed by Tenant pursuant to plans and specifications therefor prepared by Tenant and subject to Landlord’s prior written approval (such approval not to be unreasonably withheld, conditioned or delayed), all at Tenant’s sole cost and expense, but, notwithstanding the foregoing, Landlord shall, at its expense, make such modifications, if any, as are necessary to bring any atrium walls adjacent to any Expansion Space into compliance with the state building and fire codes; and

(iv)          Tenant’s Proportionate Share shall be increased proportionately to take into account the additional floor area of the Expansion Space.  In the year in which an Expansion Space is delivered, Tenant’s Proportionate Share shall be proportionately allocated between the period prior to and the period subsequent to the delivery of the applicable Expansion Space.”

10.           Right of First Offer.  Paragraphs 41B and 41C of the Lease are deleted therefrom (Paragraph 41C having been deleted by the Second Amendment to Lease but a reference thereto having been improperly added to the Second Amendment to Lease) and of no further force or effect and a new Paragraph 41B and 41C are added to the Lease and shall read in their entirety as follows:

“B.          In the event (i) space on the first or second floor of Tower Two of the Office Section becomes available for lease to third parties (i.e., the then current tenant has not renewed or extended its then current lease or

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entered into a new lease for the space) after January 1, 2006, and thereafter during the Term of this Lease, as the same may be extended, or (ii) space in Tower One of the Office Section becomes so available for lease to third parties at any time during the Term of this Lease; provided Tenant is not then in default of its obligations under this Lease beyond applicable periods of notice and grace, Landlord shall promptly notify Tenant of the terms under which it intends to offer such space, and as to such space in Tower Two together with such other space in the Building as would be the subject of such offer (the space to be subject to such offer in each such event, “RFO Space”) and the date as of which Landlord estimates the subject RFO Space will be available and Tenant shall have the right, by notice to Landlord given within thirty (30) days after receipt of Landlord’s notice by Tenant to add such space to the Premises, effective as of the date (the “RFO Effective Date”) which is the later to occur of the date set forth in Landlord’s notice or, if the then current tenant holds over, the date on which the then current tenant vacates the RFO Space and Landlord delivers the RFO Space to Tenant in broom clean condition and free of all occupants.  The term for any RFO Space added to the Premises shall be coterminous with the Term of this Lease for the Premises, as such Term may be extended pursuant to Paragraph 40 of this Lease; provided, however, if the subject RFO Space (i) is less than 25,000 rentable square feet, Landlord shall have no obligation to lease such RFO Space to the Tenant for a term of less than two (2) years from the date which Landlord reasonably anticipates will be the RFO Effective Date for such RFO Space, (ii) is equal to or greater than 25,000 rentable square feet and less than 50,000 rentable square feet, Landlord shall have no obligation to lease such RFO Space to the Tenant for a term of less than three (3) years from the date which Landlord reasonably anticipates will be the RFO Effective Date for such RFO Space and (iii) is equal to or greater than 50,000 rentable square feet, Landlord shall have no obligation to lease such RFO Space to the Tenant for a term of less than five (5) years from the date which Landlord reasonably anticipates will be the RFO Effective Date for such RFO Space.

In the event that Tenant shall exercise Tenant’s right to add a particular RFO Space to the Premises, as of the applicable RFO Effective Date:

(i)            the Premises shall be deemed to include the subject RFO Space, with the result that all references in this Lease to the “Premises” (except for references to such term in this Paragraph) shall thereafter be and be deemed to be, for all purposes hereunder, references to the Premises, such RFO Space and any Expansion Space or RFO Space previously added to the Premises pursuant to this Paragraph 41;

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(ii)           Tenant shall accept RFO Space in “AS IS, WHERE LOCATED” condition except Landlord shall deliver the same in a broom clean condition, free of all occupants, and all work necessary to prepare the RFO Space for Tenant’s occupancy shall be performed by Tenant pursuant to plans and specifications therefor prepared by Tenant and subject to Landlord’s prior written approval (such approval not to be unreasonably withheld, conditioned or delayed), all at Tenant’s sole cost and expense but, notwithstanding the foregoing, Landlord shall, at its expense, make such modifications, if any, as are necessary to bring any atrium walls adjacent to any RFO Space into compliance with the state building and fire codes; and

(iii)          Tenant’s Proportionate Share shall be increased proportionately to take into account the additional floor area of the subject RFO Space.  In the year in which the subject RFO Space is delivered, Tenant’s Proportionate Share shall be proportionately allocated between the period prior to and the period subsequent to the delivery of the subject RFO Space.

If Tenant does not exercise the right to lease space subject to Tenant’s rights under this Paragraph 41B and thereafter Landlord proposes to lease such space to a third party on terms which vary in any material way adverse to the Tenant from those contained in Landlord’s notice, Landlord shall again, and before leasing such space to another party, offer the space to Tenant in a written notice upon such varied terms and Tenant shall again have thirty (30) days after receipt of such notice to add such space to the Premises on such varied terms.

In the event the Tenant fails to exercise the aforesaid right and (i) Landlord has failed to enter into a lease of the subject RFO Space within sixty (60) days of the applicable RFO Notice, Tenant shall again have the rights with respect to such RFO Space as described above, it being the intention hereof that such rights shall be subject to the limitations on such rights and particularly the right of the Landlord to make any kind of occupancy agreement with the then current tenant(s) of the applicable RFO Space, if any, as Landlord in its sole discretion determines without interference by the Tenant.”

C.            Notwithstanding anything in this Lease to the contrary, if Landlord fails to deliver any Expansion Space on the Anticipated Expansion Date therefor, or to deliver any RFO Space on the date estimated by Landlord in its notice as the RFO Effective Date then Tenant shall not have any obligations with respect to the space in question until

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the same is delivered to Tenant in accordance with the terms of this Lease.  If the failure of delivery of the applicable space is on account of the holdover of another tenant (a “holdover tenant”), then from and after the Anticipated Expansion Date or the estimated RFO Effective Date, as applicable, Landlord shall pay to Tenant (or at Tenant’s option, Tenant may elect to receive such amount in the form of a rent credit) an amount equal to the difference between the rent (exclusive of any damages for which such tenant may be separately liable) due from the holdover tenant (“holdover rent”) with respect to the space which was to have been delivered to Tenant and with respect to the period beginning on the Anticipated Expansion Date or the estimated RFO Effective Date, as applicable, and the amount which would have been payable by Tenant under this Lease with respect to such period had the Premises been delivered on the Anticipated Expansion Date or the estimated RFO Effective Date, as applicable, as and when payable by such holdover tenant pursuant to its lease and regardless of whether holdover tenant can or does make payment (Landlord having the risk of collectibility).  If Landlord fails to deliver the Expansion Space or RFO Space within sixty (60) days after the Anticipated Expansion Date or the estimated RFO Effective Date, as applicable, irrespective of the reason for such failure, then Tenant shall continue to receive the excess of the holdover rent payable thereafter with respect to such space less the amount that would have been due from Tenant until the earlier of Tenant terminating its rights with respect to the space by reason of the failure to deliver or the date on which the space is delivered (or a rent credit with respect thereto) and shall, in addition, receive a rental credit (the “Credit”) towards its Base Rent thereafter due under this Lease with respect to such space equal to one (1) day of the Base Rent allocable to the Expansion Space or RFO Space, as applicable, due under this Lease for each day from and after the expiration of such sixty (60) day period through the date of the Expansion Date or the RFO Effective Date, as applicable, actually occurs.  Furthermore, by notice to the Landlord given to the Landlord within five (5) days after the end of the additional thirty (30) day period commencing on the expiration of the sixty (60) day period, the Tenant may terminate its rights with respect to the space which Landlord has to such date failed to deliver and Tenant shall thereupon have no right to any portion of the holdover rent payable with respect to periods after the date of such notice or any Credit with respect to the period after the date of such notice, but Landlord may by notice to Tenant within five (5) days after receiving such termination notice from Tenant elect to delay such termination until the end of an additional thirty (30) day period commencing at the end of the ninety day period (comprised of the sixty (60) day period and the additional thirty (30) day period after which Tenant gave its notice of termination) and in such event, the right to the portion of holdover rent shall continue during such final thirty (30) day period as will the Credit applicable to such period; and

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the termination shall not be effective if within the final thirty (30) day period, Landlord delivers such Expansion Space or RFO Space as required under this Lease.  Tenant shall be entitled to offset against its Base Rent due under this Lease the amount of any rent credit to which Tenant is entitled to under the provision of this Paragraph 41C; provided, however, Tenant shall not be entitled to offset any Credit against Base Rent, nor shall tenant be entitled to any payment with respect thereto if the Expansion Space or the RFO Space, as applicable, with respect to which such Credit is payable does not become a part of the Premises at the end of the period during which the Credit was generated.  Landlord agrees that in the event it becomes aware that the current tenant of any Expansion Space or any RFO space may hold over in such space beyond the date specified as the delivery date therefor in the applicable Landlord’s notice, Landlord shall, if Tenant has exercised its rights to add such space to the Premises, promptly notify Tenant of the same and shall provide regular updates to Tenant as to the status of the holdover tenant and that date on which it then intends to vacate the applicable space.  Landlord shall use reasonable commercial efforts to cause holdover tenant to vacate the applicable space.

11.           Roof Rights; Generator; Additional Cooling.  In addition to Tenant’s rights under Paragraph 42 of the Lease, Landlord hereby grants to Tenant the right to additionally install (i) during the period ending twenty-four (24) months after the date of this Third Amendment to Lease, in a location mutually agreeable to Landlord and Tenant (at least one reasonable location to be proposed by Landlord), an additional standby diesel generator and related diesel tank, and related equipment; (ii) in a location mutually agreeable to Landlord and Tenant (at least one reasonable location to be proposed by Landlord), an additional chiller on the roof of Tower One; and (iii) additional air handling equipment on the roof of the Building in order to accommodate Tenant’s ventilation needs so that Tenant can accommodate an occupancy level of one person for each 125 rentable square feet in the Premises.  Landlord agrees to exercise commercially reasonable efforts to adjust its existing Office Section HVAC system to provide to Tenant an additional 8,000 Cubic Feet per Minute of outside ventilation/fresh air, but if the same requires that the Landlord incur costs to modify its system or additional operating costs with respect thereto, Landlord will provide Tenant with its best estimate of such costs, and Tenant may at Tenant’s option exercised by notice to the Landlord agree to be responsible for all such costs in which event Landlord shall so modify the system and the parties will enter into an appropriate amendment to this Lease to reflect such obligation of Tenant.  If Tenant does not exercise such option, Landlord shall be under no obligation to so modify its system.  All additional equipment referred to above and installed by Tenant, together with the equipment already referred to in said Paragraph 42, shall be included in the definition of Equipment for all purposes of the Lease.  Notwithstanding anything in Paragraph 42 or elsewhere in the Lease to the contrary, (i) with respect to any cooling equipment installed by Tenant hereunder, Tenant shall have no obligation to remove such Equipment from the roof if Tenant has remained in the Premises through the end of the initial Term and through all extension periods, and (ii) with respect to any generator and

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diesel tank installed hereunder, the same shall be removed at the end of the Term unless Landlord elects by a then notice to Tenant to require Tenant to remove such generator and the related diesel tank within one hundred twenty days following such notice.  Obligations with respect to removal shall survive any termination of this Lease.  It is understood that Tenant’s existing rights to a roof antenna permits microwave communication devices.

12.           Security and First Responders.  Landlord shall continue to provide a security card access system on the skylobby level and two (2) manned security stations during normal business hours to monitor all skylobby activity.  Each tower shall continue to be equipped with a card reader and magnetic locking device.  Notwithstanding the foregoing, Landlord may from time to time replace such manned and card based system with a more advanced security system that is consistent with Class A buildings in Boston.  Landlord shall, within six months after execution of this Third Amendment to Lease, provide security personnel at the Building during normal Building business hours that are trained “First Responders,” trained and certified in CPR and cardiac defibrillation.  It is understood that such technicians may not be available at all times during such business hours and that Landlord may not be able to maintain such trained personnel continuously during the Term.

13.           Tenant Improvements.  Tenant acknowledges that no further amount is owed by Landlord to Tenant under the provisions of Paragraph 39 of the Lease.  In connection with this Third Amendment to Lease, Landlord shall provide Tenant with an additional construction allowance in the amount of $6,611,836.00 (the “Allowance”).  Of the Allowance, $3,305,918.00 shall be paid to Tenant on the date upon which this Third Amendment to Lease has been fully executed and delivered by the Parties, and the balance of the Allowance equal to $3,305,918.00 shall be paid on the first business day following the forty-fifth day after Tenant requests such amount, but in no event prior to January 2, 2006.  The aforesaid Allowance may be used by Tenant for any purpose that Tenant determines, in its sole discretion, and in the event such amount is not paid within five (5) business days of the date due, Tenant may offset such amount against Rent thereafter becoming due; provided, however, if Tenant receives any portion of the balance of such Allowance after so offsetting such that the offset(s) plus the amount so received exceeds $3,305,918.00, Tenant shall promptly pay said excess to Landlord as Additional Rent under the Lease.

14.           Assignment and Subletting.  Paragraph 17B of the Lease is modified to read in its entirety as follows:

B.            If Tenant requests or was obligated to request Landlord’s consent to assign this Lease or sublet all or any portion of the Premises, in addition to withholding its consent, Landlord shall have the option, exercisable by written notice to Tenant given within thirty (30) days after receipt of such request, to terminate this Lease for the entire Premises, in the case of an assignment or subletting of the whole, and, in the case of a

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subletting of a portion of the Premises for a term which ends within six (6) months of the end of the then term of this Lease, for such portion of the Premises.  If Landlord exercises its right to terminate, Tenant shall have the right to rescind its request for consent and agree not to assign or sublet by written notice of such rescission and agreement given to Landlord within five (5) business days of the date on which Landlord notifies Tenant of Landlord’s intent to terminate this Lease by reason of such request and in such event Tenant shall be deemed not to have requested consent, no assignment or sublet which would otherwise require consent shall occur and Landlord’s termination notice shall be void and of no further force or effect.  In the event that Landlord exercises such right to terminate and Tenant does not timely exercise its right to rescind, Landlord shall be entitled to recover possession of and Tenant shall surrender the whole or such portion of the Premises on the later of (i) the proposed date for possession by such assignee or subtenant, or (ii) ninety (90) days after the date of Landlord’s notice of termination to Tenant.  In the event of termination in respect of a portion of the Premises, the portion so eliminated shall be delivered to Landlord in good order and condition and thereafter, to the extent necessary in Landlord’s judgment, Landlord, at its own cost and expense, may have access to and may make modification to the Premises so as to make such portion a self-contained rental unit with access to common areas, elevators and the like.  Base Rent and Tenant’s Proportionate Share shall be adjusted according to the extent of the Premises for which the Lease is terminated.  Without limitation of the rights of Landlord hereunder in respect thereto, if there is any assignment of this Lease by Tenant or a subletting of the whole of the Premises by Tenant at a rent which, in either case, exceeds the rent payable hereunder by Tenant, or if there is a subletting of a portion of the Premises by Tenant at a rent in excess of the subleased portion’s pro rata share of the rent payable hereunder by Tenant, then Tenant shall pay to Landlord, as additional rent, forthwith upon Tenant’s receipt of each installment of any such excess rent, 50% of the full amount of any such excess rent after deduction of Tenant’s costs in connection with such assignment or sublet including, without limitation, attorneys’ fees, brokerage commissions and modifications to the Premises.  The provisions of this Paragraph shall apply to each and every assignment of the Lease and each and every subletting of all or a portion of the Premises with respect to which the consent of the Landlord is required.  Each request by Tenant for permission to assign this Lease or to sublet the whole or any part of the Premises shall be accompanied by a warranty by Tenant as to the amount of rent to be paid to Tenant by the proposed assignee or sublessee.  Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any consideration received in connection with such an assignment or subletting, and shall have the right to make copies thereof.

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If the excess rent being paid shall be found understated, Tenant shall within thirty (30) days after demand pay the deficiency together with interest thereon as required under Section 33B of this Lease (determined from the date the same would have been paid but for such understatement), and shall also pay Landlord’s cost of such audit if understated by more than five percent (5%).  For the purposes of this Paragraph 17B, the term “rent” shall mean all Base Rent, Additional Rent or other payments and/or consideration payable by one party to another related to the use and occupancy of all or a portion of the Premises.

15.           Notice of Lease.  Landlord and Tenant agree to execute an amended Notice of Lease in the form attached hereto as Exhibit A which Tenant may record.

16.           Definitional.  Any term contained in this Third Amendment to Lease having an initial capital letter and not otherwise herein defined shall have the meaning assigned to it in the Lease.

17.           Ratification of Lease.  The Lease, as hereby amended, is ratified and confirmed and remains in full force and effect.

18.           No Approval Required.  Landlord and Tenant each represents and warrants to the other that it may enter into this Third Amendment of Lease without the consent or approval of any other party.

19.           Met Life Only Mortgagee.  Landlord represents and warrants that Metropolitan Life Insurance Company continues to hold the only mortgage which encumbers the Property and that such mortgagee is the same mortgagee which encumbered the Property as of August 2, 1999.

20.           Notices.  Paragraph 34B of the Lease is amended to read in its entirety as follows:

34.           NOTICES.

All notices to be given under this Lease shall be in writing and either hand delivered; delivered by reputable overnight courier, delivery acknowledged by recipient; or deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid, addressed as follows:

A.            If to Landlord:

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Simon Property Group, L.P.

Attention Property Manager

Two Copley Place, Suite 100

Boston, MA 02116-6502

With a copy to:

Simon Property Group, L.P.

115 West Washington Street

Indianapolis, IN 46204

or to such other person or such other address designated by notice sent by Landlord or Tenant, and as provided in Paragraph 30 of this Lease.

B.            If to Tenant:

Addressed to Tenant at Tenant’s present address, and after occupancy of the Premises by Tenant, at 200 Clarendon Street, Boston, Massachusetts 02116, Attn:  Ed Sargavakian with a copy to General Counsel at the same address or to such other address as is designated by Tenant in a notice to Landlord.

with copies to:

Goodwin Procter LLP

Exchange Place

Boston, MA 02109-2881

Notice by mail shall be deemed to have been given as of the date of mailing as aforesaid, but for purposes of computing the period during which a party may cure notice shall be deemed to have been given three (3) business days after mailing provided the same is actually delivered.  Notice by hand delivery or reputable overnight courier shall be deemed to have been given at the time of delivery.

21.           Broker.  The Tenant represents that Tenant has dealt with (and only with) Meredith & Grew (“Broker”) hereof as broker in connection with this Third Amendment to Lease, and that insofar as Tenant knows, no other broker negotiated this third Amendment to Lease or is entitled to any commission in connection therewith other than

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brokers representing Landlord.  Tenant agrees to indemnify, defend and hold harmless Landlord, its employees and agents from and against any claims made by any broker or finder making such claim by reason of a relationship with Tenant, other than Broker and CB RichardEllis-New England Partners, L.P.  (“CBRE LP”), for a commission or fee in connection with this Lease or any sublease hereunder (but nothing herein shall be construed as permitting any such sublease) provided that Landlord has not in fact retained such broker or finder.  Landlord agrees to indemnify, defend and hold harmless Tenant, its employees and agents from and against any claims made by any broker or finder making such claim by reason of a relationship with Landlord for a commission or fee in connection with this Lease provided that Tenant has not in fact retained such broker or finder.  Landlord shall pay the commission or fee due to the Broker and CBRE LP.

22.           Confidentiality.  Except in case of emergency, access by Landlord or its employees, agents, contractors or representatives (each a “Landlord’s Agent”) shall be limited to those certain areas necessary to perform the obligations or services of Landlord under the Lease, or as reasonably necessary to exercise Landlord’s rights under Paragraph 22 of the Lease.  Landlord shall reasonably cooperate if Tenant desires to escort any Landlord’s Agent while accessing the Premises and notifies Landlord thereof sufficiently prior to such access (reasonable prior notice of which need for access shall be given to Tenant in all cases other than in cases of emergency) to assure that there is no unreasonable delay in obtaining such access by any Landlord’s Agent.  Landlord will not, and will use reasonable efforts to cause Landlord’s Agents not to, at any time, reveal to any person, association or company, any information or documentation which comes to the attention of Landlord or Landlord’s Agent during any such access to the Premises; provided, however, such reasonable efforts shall be limited to making Landlord’s Agents aware of the confidential nature of such information and documentation and of the obligation to maintain the confidentiality thereof.  Tenant may furnish Landlord its standard written confidentiality advisory, that Tenant desires be furnished by Landlord to each Landlord’s Agent who shall enter the Premises, which advisory will so make such Landlord’s Agent aware of the confidential nature of such information and documentation, and if Tenant does so, Landlord shall furnish such advisory to each of Landlord’s Agents prior to their entering the Premises.  In the case of regularly scheduled repeated entries (i) such advisory need not be given prior to each entry, but shall be given in any event at least once per calendar year following Tenant’s request therefor, and upon any replacement of the company providing the service in question, without Tenant being required to make a request and (ii) with respect to Building service contractors, such as Landlord’s cleaning contractor, such advisory need only be furnished to the company providing such service and not to each individual employee.  The aforesaid prohibition upon disclosure shall exclude information that (a) becomes generally available to the public other than as a result of a disclosure by Landlord or any Landlord Agent, or (b) was available to Landlord on a non-confidential basis prior to its having been observed at the Premises or otherwise disclosed to Landlord by Tenant or its representatives in connection with access to the Premises as aforesaid.  Nothing in this Section 22 shall prohibit Landlord from disclosing financial information about Tenant that was intentionally provided by Tenant to Landlord, to actual or prospective lenders or

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purchasers of the Property and/or actual or prospective investors in Landlord or any of its affiliates and to Landlord’s consultants, attorneys, and accountants, so long as any person or entity to whom Landlord discloses such information agrees to keep such information confidential.  In addition, Landlord and any Landlord Agent may disclose any information (a) to the extent required by any law, regulation, or order of any public authority or court, and (b) in connection with any litigation between Landlord and Tenant under the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed as of the date first above written.

LANDLORD:

COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company

By:	SPG COPLEY ASSOCIATES, LLC, a Delaware limited liability company, managing member

	By:	SIMON PROPERTY GROUP, L.P., a Delaware limited partnership, sole member

		By:	SIMON PROPERTY GROUP, INC., a Delaware corporation, general partner

			By:	/s/ David Simon
David Simon, Chief Executive Officer

TENANT:

INVESTORS BANK & TRUST COMPANY, a Massachusetts trust company

By:	/s/ Kevin J. Sheehan
KEVIN J. SHEEHAN
Chief Executive Officer

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